Exhibit 4.1

EXECUTION VERSION

eircom Group plc

Underwriting Agreement

March, 2004

Goldman Sachs International Peterborough Court 133 Fleet Street London EC4A 2BB	Morgan Stanley & Co. International Limited 25 Cabot Square Canary Wharf London E14 4QA

as joint sponsors in relation to the Offer (as defined below)

Citigroup Global Markets U.K. Equity Limited Citigroup Centre, 33 Canada Square Canary Wharf London E14 5LB	Deutsche Bank AG London Winchester House 1 Great Winchester Street London EC2N 2DB

Goldman Sachs International Peterborough Court 133 Fleet Street London EC4A 2BB	Morgan Stanley Securities Limited 25 Cabot Square Canary Wharf London E14 4QA

as joint global co-ordinators, joint bookrunners and underwriters in relation to the Offer and, in the case of Morgan Stanley Securities Limited, as stabilising manager

BNP Paribas 10 Harewood Avenue London NW1 6AA	Goodbody Stockbrokers Ballsbridge Park Ballsbridge Dublin 4

J&E Davy 49 Dawson Street Dublin 2	Merrill Lynch International Merrill Lynch Financial Centre 2 King Edward Street London EC1A 1HQ

Merrion Stockbrokers Limited Block C, The Sweepstakes Centre Ballsbridge Dublin 4

as co-lead managers and underwriters in relation to the Offer

Ladies and Gentlemen:

eircom Group plc, a public limited company incorporated under the laws of England and Wales with registered number 04827199 (the “Company“), proposes, subject to the terms and conditions stated herein, to issue to the subscribers procured by the underwriters named in Schedule I (each an “Underwriter“ and, together, the “Underwriters“, which terms will include any underwriter or underwriters substituted as provided in Section 11 of this Agreement and, for the avoidance of doubt, the Irish Brokers, as defined below, both in respect of shares underwritten by them and shares acquired by them as principals) or, failing which, to the Underwriters, acting severally, an aggregate of 130,169,170 ordinary shares and to issue to the Irish Brokers, as principals acting severally, an aggregate of 8,540,507 ordinary shares (such 138,709,677 ordinary shares being, in aggregate, the “New Shares“).

Each of the shareholders of the Company named in Schedule II hereto (each a “Selling Shareholder“ and, together, the “Selling Shareholders“) proposes, subject to the terms and conditions stated herein, to sell the number of ordinary shares in the Company set out against his or its name in Schedule II in the column headed “Number of Existing Firm Shares to be sold” (comprising in aggregate 328,230,187 ordinary shares in the Company and referred to in this underwriting agreement (the “Agreement“) as the “Existing Firm Shares“), of which 308,020,694 Existing Firm Shares are to be sold to purchasers procured by the Underwriters or, failing which, to the Underwriters, acting severally, and a further 20,209,493 Existing Firm Shares are to be sold to the Irish Brokers, as principals acting severally.

In addition, each of the Selling Shareholders (other than the Selling Shareholders whose names are set out in Part B of Schedule II hereto (the “Part B Selling Shareholders“), Lionheart Ventures (Overseas) Limited and Hazelview Limited) proposes, subject to the terms and conditions stated herein and at the election of the Stabilising Manager (as defined in Subsection 3(b) below), to sell to purchasers procured by the Stabilising Manager, or to the Stabilising Manager, its Agreed Proportion of up to 52,177,857 additional ordinary shares in the Company as provided in Subsection 3(d) (the “Optional Shares“) (each of the Selling Shareholders who proposes to sell such Shares being referred to herein as a “Greenshoe Shareholder“ and, together, as the “Greenshoe Shareholders“).

For the purpose of this Agreement:

(a)           the New Shares, the Existing Firm Shares and the Optional Shares are referred to as the “Offer Shares“;

(b)           the Existing Firm Shares and the Optional Shares are referred to as the “Existing Shares“;

(c)           ordinary shares in the share capital of the Company are referred to as “Shares“;

(d)           the Company, its subsidiaries and its subsidiary undertakings are together referred to as the “Wider Group“;

(e)           the Company, its subsidiaries and subsidiary undertakings, other than eircom ESOP Trustee Limited, are referred to as the “Group“, with each of the Company, its subsidiaries and its subsidiary undertakings, other than eircom ESOP Trustee Limited, being a “member of the Group“;

(f)            the offer, issue and sale of the Offer Shares is referred to in this Agreement as the “Offer“; and

(g)           Goodbody Stockbrokers, J&E Davy Stockbrokers and Merrion Stockbrokers Limited are together referred to in this Agreement as the “Irish Brokers“ and each as an “Irish Broker“.

The Underwriters are simultaneously entering into an agreement among themselves (the “Agreement Among Underwriters“) which regulates the activities of the syndicate regarding the offer, issue and sale of the Offer Shares.

Final Listing Particulars (as defined below) in relation to the Offer Shares are intended for distribution principally in the United Kingdom and the Republic of Ireland (“Ireland“).  Final Listing Particulars with certain additional pages will be distributed internationally including, but not limited to, in the United States of America (the “United States“ or the “U.S.“).  References herein to Listing Particulars, whether in preliminary or final form and whether as amended or supplemented, will include both (a) the United Kingdom and Irish version thereof and (b) the international version thereof.

1.            Warranties and Agreements

(a)           The Company and each of the persons identified in Part A of Schedule III (the “Executive Directors“) severally represents and warrants to, and agrees with, each of the Underwriters and Sponsors that:

(i)               the preliminary listing particulars dated 4 March, 2004 (the “Pathfinder Listing Particulars“) did not contain, as at their date of issue, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that this warranty shall not cover information furnished in writing to the Company by any of the Underwriters expressly for use in the Pathfinder Listing Particulars;

(ii)              all expressions of opinion, intention, belief or expectation of the Company or the directors of the Company as set out in Parts A and B of Schedule III (together, the “Directors“) contained in the Pathfinder Listing Particulars were, at the date of issue of the Pathfinder Listing Particulars, truly and honestly held and made on reasonable grounds after due and careful enquiry;

(iii)             having regard to:

(A)       the persons to whom, the purpose for which and the basis on which, the Pathfinder Listing Particulars were issued and distributed; and

(B)       the particular nature of the Company and the Wider Group and the Shares and the other matters referred to in subsections 80(3) and (4) of the Financial Services and Markets Act 2000 (the “FSMA“),

the Pathfinder Listing Particulars contained, as at their date of issue, all such information as such persons and their professional advisers would reasonably require, and reasonably expect to find therein, for the purpose of making an informed assessment of the assets and liabilities, financial position, profits and losses, and prospects of the

Company and the Wider Group and of the rights attached to the Shares;

(iv)             the listing particulars dated the same date as this Agreement (the “Final Listing Particulars“, which, together with the Pathfinder Listing Particulars, are referred to herein as the “Listing Particulars“) do not, and any and all amendments and supplements thereto will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that this warranty shall not cover information furnished in writing to the Company by any of the Underwriters expressly for use in the Final Listing Particulars or any amendment or supplement thereto;

(v)              all expressions of opinion, intention, belief or expectation of the Company or the Directors contained in the Final Listing Particulars are, and all expressions of opinion, intention, belief or expectation of the Company or the Directors contained in any and all amendments and supplements to the Final Listing Particulars will be, truly and honestly held and made on reasonable grounds after due and careful enquiry;

(vi)             the Final Listing Particulars comply, and any and all amendments and supplements thereto will comply, with, as appropriate, the FSMA, the Companies Act 1985 (UK) (the “Companies Act“), the European Communities (Stock Exchange) Regulations 1984 (as amended), the listing rules (the “Listing Rules”) of the UK Listing Authority (the “UKLA“) and the Irish Stock Exchange (the “ISE“) and contain or will contain (as the case may be) all particulars and information required by the foregoing and, having regard to the particular nature of the Company and the Wider Group and the Shares and the other matters referred to in subsections 80(3) and (4) of the FSMA, all such information as investors and their professional advisers would reasonably require, and reasonably expect to find therein, for the purpose of making an informed assessment of the assets and liabilities, financial position, profits and losses, and prospects of the Company and the Wider Group and of the rights attached to the Shares;

(vii)            the press announcements dated February 26, 2004 and March 4, 2004 did not, the press announcement in the agreed form to be dated the date of this Agreement does not, and the formal notice to be published in connection with the Offer (the “Formal Notice“) will not, as at their respective dates of issue, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that this warranty shall not cover information contained in any of the foregoing which is furnished in writing to the Company by any of the Underwriters expressly for use therein; and all expressions of opinion, intention, belief or expectation of the Company or the Directors contained in such announcements or documents are or will be (as the case may be) truly and honestly held and made on reasonable grounds after due and careful enquiry;

(viii)           the Company’s reports on Form 6-K dated 22 January 2004, 3 February 2004, 10 February 2004, 13 February 2004, 23 February 2004, 26 February 2004, 1 March 2004 and 4 March 2004 and any reports filed by the Company with, or furnished by the Company to, the U.S. Securities and Exchange Commission (the “Commission“) pursuant to section 15(d) of the U.S. Securities and Exchange Act 1934 (the “Exchange Act“) between the date of this Agreement and the relevant Time of Delivery did not or will not, as the case may be, as at their respective dates of filing with or furnishing to the Commission, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made or will be made, as the case may be, not misleading;

(ix)             the verification file prepared to verify certain statements in the Listing Particulars and the announcements and documents referred to in Subsection 1(a)(vii) above (such Listing Particulars, announcements and documents being referred to herein together as the “Offer Documents“) has been prepared by persons who, collectively, have appropriate knowledge and responsibility to enable them to provide appropriate supporting materials in respect of such statements; all such supporting materials have been compiled in good faith after all reasonable enquiry; the industry and market-related data included in the Offer Documents is based on or derived from reputable industry sources; and the Company and the Directors after due and careful enquiry believe that the contents of the verification file constitute appropriate supporting materials for the statements in the Offer Documents in respect of which they have been compiled;

(x)              the audited financial information (and the notes thereto) included in the Final Listing Particulars have been prepared in accordance with (to the extent applicable) the Companies Act, (to the extent applicable) the Irish Companies Acts 1963 to 2003 (the “Irish Companies Acts“), the FSMA and the Listing Rules and (A) gives a true and fair view of the state of affairs of the Group as at the end of each of the relevant financial periods and of the results, cash flows and total recognised gains and losses of the Group for each such period, (B) has been prepared in accordance with all relevant Statements of Standard Accounting Practice and Financial Reporting Standards currently in force and generally accepted accounting principles applied in the United Kingdom (“U.K. GAAP“) applied on a consistent basis throughout the respective periods involved and (C) is presented on the basis set out in the Final Listing Particulars consistently with the accounting policies of the Group; and the reconciliation contained in the short form report prepared by PricewaterhouseCoopers (“PwC“)

for inclusion in the Final Listing Particulars of such audited financial information to the accounting principles, practices and methods generally accepted in the United States (“U.S. GAAP“) complies in all material respects with the rules and regulations of the Commission and presents fairly the material variations between U.K. GAAP and U.S. GAAP as they affect such audited financial information in respect of the periods referred to in the Final Listing Particulars. Other than as fairly described in “Part I - Financial Information” of the Final Listing Particulars, neither the Company nor any other member of the Group has any off balance sheet financing;

(xi)             (A) the unaudited pro forma financial information and the notes thereto contained in the Final Listing Particulars present fairly the information shown therein, have been prepared in accordance with the rules and guidelines of the UKLA and the ISE, have been properly compiled on the bases described therein and the assumptions used in the preparation thereof are reasonable and materially complete and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein, (B) the summary consolidated financial data included in the “Key Information” section of the Final Listing Particulars presents fairly the information shown therein and has been compiled on a basis consistent with, or extracted without material adjustment from, the audited financial information included in the Final Listing Particulars and (C) the selected unaudited pro forma financial information included in the “Key Information” section of the Final Listing Particulars presents fairly the information shown therein and has been extracted without material adjustment from Part VIII of the Final Listing Particulars;

(xii)            all information supplied by the Group to PwC for the purposes of PwC’s long form report and/or PwC’s short form report and/or PwC’s working capital report (collectively, the “PwC Reports“) and in respect of any updates to such PwC Reports has been supplied in good faith after due and careful enquiry; such information was when supplied true and accurate in all material respects and no further information has been withheld the absence of which might reasonably have affected the contents of any of the PwC Reports in any material respect;

(xiii)           all information contained in the PwC Reports was and remains true and accurate in all material respects, is not misleading in any material respect and no fact or matter has been omitted from any PwC Report which the Directors (acting reasonably) consider to be material or which would be necessary to make the information therein not misleading in any material respect save to the extent that such information has been affected by events subsequent to the date of such PwC Report and such events are disclosed accurately and without material omission in the Final Listing Particulars; and the statements of opinion, intention or expectation attributed to the Company or the Directors in the PwC Reports are accurate statements of the opinions, intentions or expectations held by the Company or the Directors, as the case may be, which are fairly based upon facts within the knowledge of the Company or the Directors and have been made after due and careful enquiry;

(xiv)           the Directors have established procedures which provide a reasonable basis for them to make proper judgments as to the financial position and prospects of the Group and each member of the Group maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorisations and (B) transactions are recorded as necessary to permit the preparation of financial statements in accordance with (to the extent applicable) Irish GAAP and the Irish Companies Acts and U.K. GAAP and the Companies Act and the Exchange Act and the rules and regulations thereunder;

(xv)            the cash flow and working capital projections contained in the working capital report prepared by PwC have been prepared after due and careful enquiry and take into account all material matters of which the Company is aware concerning the Company and each other member of the Group and the markets in which each of them is carrying on, or is expecting or proposing to carry on, business.  All material assumptions on which such projections are based are believed by the Company and the Directors to be set out in the working capital report and to be materially complete;

(xvi)           the Company and the Directors believe that the Group will have sufficient working capital for its present requirements, that is for at least the next 12 months following the date of the Final Listing Particulars, taking into account the New Senior Credit Facilities and the net proceeds of the offer of the New Shares and the ESOT Ordinary Share Rights Issue (as defined in the Final Listing Particulars);

(xvii)          the Directors have considered compliance of the Company with (A) the provisions of the Combined Code appended to the Listing Rules of the UKLA and which applies to reporting years beginning prior to 1 November 2003 (the “Existing Combined Code“) and (B) the provisions of revised Combined Code which will apply to reporting years beginning on or after 1 November 2003 (the “Revised Combined Code“) and have taken steps and established procedures to enable the Company, following admission of the Company’s ordinary share capital to listing on the Official Lists of the ISE and the UKLA and to trading by the London Stock Exchange plc (the “London Stock Exchange“) (such admission being referred to in this Agreement as “Admission“) to comply with the provisions of the Existing Combined Code (for so long as it is applicable to the Company) and the provisions of the Revised Combined Code;

(xviii)         no employees of any member of the Group are, and no trade union which represents any employees of the Group is, currently engaged in or has given notice to any member of the Group of their or its intention to engage in any strike or industrial action (within the meaning of those terms as set out in the Irish Industrial Relations Act 1990) or any picketing or secondary picketing, in each case whether official or unofficial, whether lawful or unlawful and whether on an individual or collective basis, and no member of the Group is aware of any threat by any such employees or any such union to engage in any such action; save for trade disputes which would not, individually or in aggregate, reasonably be expected to result in a Material Adverse Effect (as defined below), (A) no employee of any member of the Group and no trade union which represents any employee of the Group is currently engaged in or has given notice to any member of the Group of his or their intention to engage in any trade dispute (within the meaning of that term as set out in the Irish Industrial Relations Act 1990) and (B) no member of the Group is aware of any threat by any such employee or any such union to engage in a trade dispute;

(xix)            since the date as of which information is given in the Final Listing Particulars, there has not occurred (A) any change in the share capital (save for changes taking effect upon Admission as described in the Final Listing Particulars in paragraph 2.4 of “Part IX – Additional Information”) or the long term debt of any member of the Group (save for the replacement with effect from Admission of the Existing Senior Credit Facilities by the New Senior Credit Facility (as those terms are defined in the Final Listing Particulars)) or (B) any Material Adverse Effect. For the purpose of this Agreement, “Material Adverse Effect“ means a material adverse change in, or any development involving a material adverse change in, the condition, financial or otherwise, or the earnings, business affairs, business prospects or financial prospects, of the Group (considered as one enterprise), whether or not arising in the ordinary course of business;

(xx)             each member of the Group is the sole legal and beneficial owner of all real property owned in fee simple, or regarded as owned in fee simple, by it (which is, where required, registered at either the Irish Land Registry or the Irish Registry of Deeds with title absolute), in each case free and clear of all liens, encumbrances, restrictions, cautions, notices or inhibitions or defects, save for any such property in respect of which the absence of sole legal and beneficial title free and clear of all liens, encumbrances, restrictions, cautions, notices or inhibitions or defects or, where required, the absence of registration with title absolute at the Irish Land Registry or the Irish Registry of Deeds, would not, individually or in aggregate with all such other property held by any member of Group in respect of which there is any such absence, reasonably be expected to result in a Material Adverse Effect;

(xxi)            all real property and buildings held under lease by each member of the Group are held by it under valid, subsisting and enforceable leases with such exceptions as do not interfere with the use made of such property and buildings by any member of the Group, except for real property and buildings, the absence of such a lease over which would not, individually or in aggregate with all other leased real property and buildings held by the Group which are likewise affected, reasonably be expected to result in a Material Adverse Effect;

(xxii)           all members of the Group have, where required:

(A)       a general authorisation within the meaning of the European Communities (Electronic Communicating Networks and Services Authorisations) Regulations 2003 and wireless loop licences pursuant to the Wireless Telegraphy Act 1926; and

(B)       all other relevant licences, authorisations and consents under applicable legislation and regulations of Ireland governing electronic communications market (as this term is defined in the Irish Communications Regulation Act 2002) other than licences, authorisations or consents the absence of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and

(C)       all relevant electronic communications and telecommunications licences, authorisations and consents under applicable legislation and regulations of the United Kingdom, the United States and elsewhere in order to be able to conduct their respective businesses as carried on at the date of this Agreement and as described in the Final Listing Particulars (including, without limitation, completion of the transactions contemplated hereby) and such licences, authorisations and consents are in full force and effect; no member of the Group is in breach of:

(D)       any such licence, authorisation or consent;

(E)        any such legislation or regulations; or

(F)        any applicable notice, direction, ruling or order of ComReg, or compliance programme imposed on such member of the Group by, or agreed by such member with, ComReg save for breaches which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(xxiii)          the Company has been duly incorporated and is validly existing as a public limited company under the laws of England and Wales with registered number 04827199 with full power and authority under its Memorandum and Articles of Association and otherwise to own, lease and operate its properties and conduct its business as described in the Final Listing Particulars; each of Valentia Telecommunications, eircom Limited, Irish Telecommunications Investments Limited and Eircable Limited has been duly incorporated and is validly existing as a body corporate under the laws of its jurisdiction of incorporation and has the full power and authority under its constitutional documents and otherwise to own, lease and operate its properties and conduct its business; each other member of the Group has been duly incorporated and is validly existing as a body corporate under the laws of its jurisdiction of incorporation and has the full power and authority under its constitutional documents and otherwise to own, lease and operate its properties and conduct its business save for any such other members of the Group in respect of which the absence of due incorporation, valid existence or full power or authority to own, lease and operate its properties and conduct its business would not, individually or in aggregate with all such other members of the Group so affected, reasonably be expected to result in a Material Adverse Effect.  The Company does not hold any securities or options to acquire securities in any company the holding of which would require disclosure in the Final Listing Particulars pursuant to section 80 of the FSMA other than in the principal subsidiary undertakings and associated undertakings identified in Part ix of the Final Listing Particulars;

(xxiv)         upon Admission, the Company will have an authorised and issued share capital as set forth in Part IX of the Final Listing Particulars; all of the issued shares of the Company on the date of this Agreement have been duly and validly authorised and issued, are fully paid and will, upon Admission, conform to their respective descriptions in the Final Listing Particulars, save that Shares issued pursuant to the C Scheme or the E Scheme (as described in Section 6.1 of Part IX of the Final Listing Particulars) have been issued in consideration of an undertaking on the part of each allottee of such Shares to pay the subscription price of such Shares (which undertaking, in relation to the shares issued pursuant to the C Scheme, will be discharged by or on behalf of each such allottee at the First Date of Delivery pursuant to Section 5(f) below and, in relation to the shares issued pursuant to the E Scheme, by the date falling 7 days after the date of Admission); all of the issued shares of Valentia Telecommunications, eircom Limited, Irish Telecommunications Investments Limited and Eircable Limited have been duly and validly authorised and issued, are fully paid and, except as set forth in the Final Listing Particulars, are beneficially owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities and other third party rights or claims; all of the issued shares of each other member of the Group have been duly and validly authorised and issued, are fully paid and, except as set forth in the Final Listing Particulars, are beneficially owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities and other third party rights or claims, save for any such other members of the Group in respect of which the absence of due and valid authorisation and issuance of their shares, or the failure of their shares to be fully paid up or owned directly or indirectly by the Company free of such third party rights or claims would not, individually or in aggregate with all such other members of the Group so affected, reasonably be expected to result in a Material Adverse Effect; with effect from Admission there will be no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Shares or any other class of equity capital of the Company (except pursuant to the terms of this Agreement or as set forth in Part IX of the Final Listing Particulars); and, except as set forth in the Final Listing Particulars, with effect from Admission there will be no restrictions on subsequent transfers of Shares under the Company’s Articles of Association or the laws of England and Wales, Ireland or the United States;

(xxv)          with effect from Admission, the New Shares will have been duly and validly authorised and, when allotted, issued and delivered against payment therefor as provided herein, will have been duly and validly allotted, issued and fully paid, free and clear of all liens, encumbrances, equities and other third party rights or claims, and will conform to the description of Shares contained in Part IX of the Listing Particulars and such New Shares will not have been issued in violation of or contrary to any pre-emptive or similar rights;

(xxvi)         all consents, approvals, authorisations, orders, registrations, clearances and qualifications of or with any court or governmental, supranational, regulatory, taxation or stock exchange authority, agency or body (each a “Governmental Agency“) having jurisdiction over the Company or any other member of the Group or the offering of the Offer Shares or the consummation of the transactions referred to or contemplated herein (each a “Governmental Authorisation“) required for the issue of the New Shares or required to be obtained by the Company or any other member of the Group in connection with the sale and delivery of the Existing Shares or required for the execution and delivery by the Company of this Agreement to be duly and validly authorised or required to give effect to the arrangements referred to or contemplated herein (other than any approval required pursuant to the Irish Competition Act 2002 or the European Merger Control Regulation solely as a consequence of a person acquiring control of the Company by virtue of the transactions provided for herein) have been obtained or made and are in full force and effect;

(xxvii)        any one or more members of the Group owns or own, or has or have had licensed to it or them or otherwise has or have the benefit of or right to use, as the case may be, under the authority of the owners, licensees or sub-licensees thereof, all patents, inventions, trademarks, service marks, trade names, copyrights, domain names, trade secrets, confidential information and other know-how or intellectual property rights (in each case, whether registered or not and including applications for registration) (“Intellectual Property“) that are material for the conduct of the business of the Group substantially in the manner in which it is being conducted; all steps reasonably necessary have been taken to secure assignments in favour of any member or members of the Group of any and all rights and claims in respect of Intellectual Property that is material for the conduct of the business of the Group substantially in the manner in which it is being conducted from all persons employed or contracted by any member of the Group from time to time; the Group has taken and will maintain reasonable measures to prevent the unauthorised dissemination or publication of confidential information which is material to the business, finances or prospects of the Group; neither the Company nor any other member of the Group has knowledge of, or has received notice of, any infringement or alleged infringement of any Intellectual Property rights of third parties, the consequences of which, individually or in aggregate with the consequences of all such other infringements, would reasonably be expected to result in a Material Adverse Effect;

(xxviii)       all:

(A)       material elements of the Information Technology used or required for use by the Group for the conduct of its business substantially in the manner in which it is being conducted and as described in the Final Listing Particulars; and

(B)       business records that are material for the conduct of the business of the Group substantially in the manner in which it is being conducted and as described in the Final Listing Particulars,

are recorded, stored, maintained or operated or otherwise held and owned by members of the Group and are not dependent on any facilities or systems which are not licensed to or authorised for use by or are not under the exclusive ownership or control of the Group.  For the purpose of this Agreement, “Information Technology“ means computer hardware, software, networks and/or other information technology and any asset which contains computer hardware, software, networks and/or other information technology (whether embedded or otherwise);

(xxix)          each member of the Group owns or is licensed or otherwise authorised to use all material elements of its Information Technology and does not share any user rights in respect of any material element of its Information Technology with any other person except as may be permitted pursuant to such licence or authorisation;

(xxx)           there has been no failure of any part of the Group’s Information Technology in the 12 months prior to the date of this Agreement which, if it were to reoccur, would reasonably be expected to result in a Material Adverse Effect.  Members of the Group have, in accordance with best industry practice, taken reasonable precautions to preserve the availability, security and integrity of the Group’s Information Technology;

(xxxi)          the issue of the New Shares, the sale of the Existing Shares, the execution and delivery by the Company of this Agreement, the compliance by the Company with the provisions of this Agreement and the consummation of the transactions contemplated herein will not:

(A)       conflict with, or constitute (whether or not upon the giving of notice, or the lapse of time, as provided for in the relevant agreement or instrument) a breach of, any of the terms or provisions of, or result in any third party having a right to terminate, any indenture, mortgage, deed of trust, loan agreement, or material lease, other agreement or instrument, to which any member of the Group is a party or by which any member of the Group is bound or to which any of the property or assets of any member of the Group is subject, or any licence, permit or authorisation held by or issued to any member of the Group, except such conflicts, breaches or rights of termination (whether exercised or not) which taken together with conflicts, breaches or rights of termination (whether exercised or not) of leases, other agreements or instruments which are not material as aforesaid would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(B)       result in any violation by the Company or any other member of the Group of the provisions of its constitutional documents;

(C)       result in any violation by the Company or any other member of the Group of any statute applicable to, or order, judgment, decree, rule or regulation of any Governmental Agency having jurisdiction over, the Offer or the consummation of the transactions contemplated hereby; or

(D)       result in any violation by the Company or any other member of the Group of any other statute, or any other order, judgment, decree, rule or regulation of a Governmental Agency, applicable thereto or to the Company or any other member of the Group or any of their properties, save for violations which, individually or in the aggregate with all such other violations, would not reasonably be expected to result in a Material Adverse Effect;

(xxxii)         this Agreement has been duly authorised, executed and delivered by the Company and (assuming due authorisation, execution and delivery by the other parties hereto) constitutes valid and legally binding obligations of the Company enforceable in accordance with its terms subject to (A) applicable insolvency laws or other similar laws affecting the enforcement of creditors’ rights in general and (B) the discretionary availability of equitable remedies;

(xxxiii)        (A) neither the Company nor any of Valentia Telecommunications, eircom Limited, Irish Telecommunications Investments Limited and Eircable Limited is in violation of its Memorandum of Association or Articles of Association or its equivalent or other constitutional documents; (B) no other member of the Group is in violation of its Memorandum of Association or Articles of Association or its equivalent or other constitutional documents save for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and (C) neither the Company nor any other member of the Group is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or to which it or any of its properties or assets may be subject save for such defaults which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

(xxxiv)        (A)  no stamp duty, stamp duty reserve tax, capital duty or other transfer or issue taxes or duties (referred to in this Subsection (xxxiv)(A) as “Transfer Taxes”) will be payable by or on behalf of any Underwriter, or any subscriber for New Shares procured by any Underwriter, in respect of the allotment or issue of New Shares to or for the account of such Underwriter or (as the case may be) such subscriber, provided that:

(i)         this Subsection (xxxiv)(A) shall not apply to any United Kingdom stamp duty or stamp duty reserve tax (or any associated fines, penalties or interest) that arises pursuant to Sections 67, 70, 93 and/or 96 of the Finance Act 1986;

(ii)        this Subsection (xxxiv)(A) shall not apply in respect of any Irish capital duty;

(iii)       this Subsection (xxxiv)(A) shall apply in respect of any Transfer Taxes arising under the laws of any jurisdiction other than the United Kingdom and Ireland if and to the extent (and only if and to the extent) that such Transfer Taxes would not have arisen but for the Company being resident or incorporated in or having any permanent establishment, branch or agency in such jurisdiction or the execution of any document or instrument or the performance of any act or transaction in such jurisdiction by the Company (or any agent of the Company, other than the Underwriters or the Stabilising Manager) in connection with the allotment or issue of any New Shares (other than any execution or performance at the direction or request of the Underwriters, the Stabilising Manager or the relevant subscriber); and

(B) no capital gains, income, withholding or other taxes (excluding Transfer Taxes) (referred to in this Subsection (xxxiv)(B) as “Other Taxes”) will be payable by or on behalf of any Underwriter, or any subscriber for New Shares procured by any Underwriter, in respect of the allotment or issue of New Shares to or for the account of such Underwriter or (as the case may be) such subscriber, provided that this Subsection (xxxiv)(B) shall apply only in respect of Other Taxes which arise under the laws of (i) the United Kingdom or Ireland or (ii) any other jurisdiction if and to the extent (and only if and to the extent) that such Other Taxes would not have arisen but for the Company being resident or incorporated in or having any permanent establishment, branch or agency in such jurisdiction or the execution of any document or instrument or the performance of any act or transaction in such jurisdiction by the Company (or any agent of the Company, other than the Underwriters or the Stabilising Manager) in connection with the allotment or issue of any New Shares (other than any execution or performance at the direction or request of the Underwriters, the Stabilising Manager or the relevant subscriber);

(xxxv)         save for the appointment of the Stabilising Manager (as defined in Subsection 3(b) below), no member of the Group nor any person acting on its behalf has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilisation or manipulation of the price of any security of the Company;

(xxxvi)        without limiting the generality of Subsections 1(a)(i) to 1(a)(vi) (inclusive) above, the statements set forth in the Final Listing Particulars under “Part IV - Regulation”, insofar as they purport to describe the provisions of the laws and regulations referred to therein, under “Key Information - Background - Reorganisation and Refinancing” and “Part I - Financial Information - Recent Developments - Completion of Reorganisation and Refinancing”, insofar as they purport to describe the terms and consequences of the reorganisation, restructuring and refinancing of the Group in July and August 2003, under “Key Information - Use of Proceeds”, insofar as they purport to describe the proposed use of net proceeds received from the issue of the New Shares and under paragraphs 13, 14, 15 and 16 of “Part IX - Additional Information”, insofar as they purport to describe the provisions of the law and regulations referred to therein, fairly describe the matters they purport to describe and do not contain any untrue statement of a material fact or omit to state any material information necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xxxvii)       other than as set forth in “Part IV - Regulation” and paragraph 18.1 of “Part IX - Additional Information” of the Final Listing Particulars, the Company is not aware of any member of the Group receiving any notice of non-compliance from any Governmental Agency, or of any legal, regulatory or governmental inquiries, investigations or audits (whether informal or formal) to which any member of the Group is subject or of any legal proceedings to which any member of the Group is a party or to which any property or assets of any member of the Group is subject which, if determined adversely to any member of the Group, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (such notices, inquiries, investigations, audits and legal proceedings being referred to hereafter as “Material Proceedings“); and, to the best of the Company’s knowledge after due and careful enquiry, no Material Proceedings are being threatened or contemplated by any Governmental Agency or any other body or person;

(xxxviii)      no event has occurred and no circumstances have arisen (and the allotment, issue or sale of the Offer Shares will not give rise to any such event or circumstance) such that any person is or would be entitled, or could, with the giving of notice or lapse of time or the fulfilment of any condition or the making of any determination, become entitled, to require repayment before its stated maturity of, or to take any step to enforce any security for, any indebtedness of the Company or of any other member of the Group.  No person to whom any indebtedness of the Company or any other member of the Group which is payable on demand is owed, has demanded or threatened to demand repayment of, or taken or threatened to take any step to enforce any security for, the same;

(xxxix)        the senior credit facilities agreement relating to the New Senior Credit Facilities (as defined in the Final Listing Particulars) has been duly executed by Valentia Telecommunications and constitutes valid and legally binding obligations of Valentia Telecommunications and is enforceable against Valentia Telecommunications in accordance with its terms subject to (A) applicable insolvency laws or other similar laws affecting the enforcement of creditors’ rights generally and (B) the discretionary availability of equitable remedies.  The statements set forth in the Final Listing Particulars under paragraph 11.2 of “Part IX – Additional Information” fairly describe the New Senior Credit Facilities and do not contain any untrue statement of a material fact or omit to state any material information necessary in order to make the statements therein, in light of circumstances under which they were made, not misleading.  There is nothing known, or which could on reasonable enquiry be known, to the Company or Valentia Telecommunications that gives or would give either of them reasonable cause to believe that un-drawn amounts under any of the New Senior Credit Facilities would not be available for drawing as and when required;

(xl)             the Directors have had explained to them the nature of their responsibilities and obligations as directors of a listed company under the Listing Rules and the FSMA;

(xli)            the Company and each other member of the Group have all licences, franchises, permits, authorisations, approvals and orders and other concessions of and from all Governmental Agencies and third parties that are necessary to conduct their businesses substantially in the manner in which they are being conducted and as described in the Final Listing Particulars except where the absence thereof, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

(xlii)           the Group maintains or is covered by insurance that the Company reasonably believes (A) to be appropriate for the Group’s business and (B) to include insurance cover against risks normally insured against by, and subject to limits which are broadly in line with limits accepted by, organisations carrying on a similar type of business and having similar assets as the Group; all of such insurance is in full force and effect and the Company and the Directors are not aware of any circumstances which would render any such insurance void or voidable;

(xliii)          assuming the accuracy of the representations and warranties of the Underwriters in, and compliance of the Underwriters with the provisions of, Section 4 hereof, it is not necessary, in connection with the offer, issue, sale and delivery of the Offer Shares in the manner contemplated by this Agreement and the Final Listing Particulars, to register the Offer Shares under the U.S. Securities Act 1933 (the “Securities Act“);

(xliv)          the Company is a “foreign private issuer“ as defined in Rule 405 of Regulation C under the Securities Act;

(xlv)           the Company reasonably believes that, at the time the Offer Shares are issued and delivered, in the case of the New Shares, or delivered, in the case of the Existing Shares, pursuant to this Agreement, there will be no “substantial U.S. market interest”, as defined in Rule 902(j) of Regulation S under the Securities Act, with respect to Shares or any securities forming part of the same class of equity securities as Shares;

(xlvi)          the Company is not and, after giving effect to the issue and sale of the New Shares and the application of the proceeds thereof, will not be an “investment company” as such term is defined in section 3(a)(1) of the U.S. Investment Company Act of 1940, as amended, (the “Investment Company Act“), without recourse being made to any exemption provided in such Act or the rules thereunder;

(xlvii)         when the New Shares are issued and delivered, and the Existing Shares are delivered, pursuant to this Agreement, such Shares will not be of the same class (within the meaning of Rule 144A(d)(3)(i) under the Securities Act) as securities which are listed on a U.S. national securities exchange registered under section 6 of the Exchange Act or quoted on a U.S. automated inter-dealer quotation system;

(xlviii)        the Company is subject to section 13 or 15(d) of the Exchange Act;

(xlix)           neither the Company, nor any of its affiliates (as defined in Rule 405 of Regulation C under the Securities Act, each an “Affiliate“) nor any person acting on its or their behalf (other than the Underwriters, as to which the Company makes no representation) has with respect to Shares engaged in any (i) general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act; or (ii) directed selling efforts as defined in Rule 902(c) of Regulation S under the Securities Act;

(l)               within the preceding six months neither the Company, nor any of its Affiliates nor any person acting on its or their behalf has offered or sold to any person any Shares or any other securities of the same or a similar class as Shares other than (1) New Shares offered or sold to purchasers procured by the Underwriters or, failing which, to the Underwriters pursuant to this Agreement; (2) Shares offered or sold in the transactions disclosed in paragraphs 2.3(j), (p), (q) and (z) and 2.4(a)-(r) and (t) of “Part IX - Additional Information” of the Final Listing Particulars, which offers and sales were conducted outside the United States in offshore transactions in accordance with Regulation S under the Securities Act; and (3) Shares offered or sold in the transactions disclosed in paragraph 2.4(s) of “Part IX - Additional Information” of the Final Listing Particulars, which offers and sales, in the case of Irial Finan, Padraic O’Connor and Maurice Pratt, were conducted outside the United States in offshore transactions in accordance with Regulation S under the Securities Act and, in the case of Didier Delepine and Kevin Melia, who at the time of the offer and sale were accredited investors within the meaning of Rule 501 under Regulation D of the Securities Act and had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of an investment in the Shares being offered, were made in the United States in transactions exempt from the registration requirements of the Securities Act;

(li)              the Company believes that it is not likely to become a Passive Foreign Investment Company (“PFIC“) within the meaning of section 1297 of the United States Internal Revenue Code of 1986, as amended;

(lii)             neither the Company nor any of its Affiliates does business with any government, person or affiliate located in a country included in the Sanctions Programs Summaries of the U.S. Treasury Department’s Office of Foreign Assets Control;

(liii)            PwC, who have audited certain financial statements of the Company and other members of the Group, comply with the auditor independence guidelines of the Institute of Chartered Accountants of England and Wales and of Ireland and the Listing Rules;

(liv)            except for any such matters as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (A) neither the Company nor any other member of the Group is in violation of any federal, state, local or foreign, statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products or nuclear or radioactive material (collectively “Hazardous Materials“) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively “Environmental Laws“), (B) the Company and all other members of the Group have all permits, licences, authorisations and approvals for their respective businesses required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory, or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceeding relating to any Environmental Laws against the Company or any other member of the Group and (D) to the knowledge of the Company, there are no events, facts or circumstances that might reasonably be expected to form the basis of any order, decree, plan or agreement for clean-up or remediation, or any action, suit or proceeding by any private party or Governmental Agency, against or affecting the Company or any other member of the Group relating to Hazardous Materials or Environmental Laws;

(lv)             neither the Company nor any other member of the Group (save for Ebeon Limited (a company incorporated under the laws of Ireland), Ebeon Limited (a company incorporated under the laws of England and Wales), Trinity Design Limited, Trinity Commerce Limited, Ebeon Inc., eircom (Belfast) Limited, eircomnet B.V., Local Ireland Limited and Nua Limited) has taken any action, nor have any other steps been taken or legal proceedings commenced or, so far as the Company is aware, been threatened against the Company or any other member of the Group for its winding up, dissolution or striking off or any similar or analogous proceeding in any other jurisdiction, or for the Company or any member of the Group to enter into any arrangement or composition with or for the benefit of creditors, or for the appointment of a receiver, administrative receiver, trustee or person with a similar or analogous function;

(lvi)            to the best of the Directors’ knowledge, information and belief, having made reasonable enquiries, no member of the Group is currently, or has since 1 January, 2002 been, engaged in price-exchange, price fixing or other comparable anti-competitive practices which are contrary to law or regulation (which, for the avoidance of doubt, do not include the matters set forth in the Final Listing Particulars in paragraph 18.1 of “Part IX – Additional Information”);

(lvii)           to the best of the Directors’ knowledge, information and belief, having made reasonable enquiries, no member of the Group nor any of their respective directors or officers in the course of their duties on behalf of any of such member has violated or caused any violation of any provision of the Prevention of Corruption Act, 1906, as amended by the Prevention of Corruption (Amendment) Act, 2001, of Ireland;

(lviii)          each member of the Group has paid or made adequate reserve for all taxes of any nature whatsoever and any and all interest, penalties or other sums imposed, charged, assessed, levied or payable under the provisions of applicable legislation relating to taxation, which are or have been payable by such member of the Group on or before the date of this Agreement (excluding failures to do so which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect);

(lix)            each member of the Group has:

(A)       duly and properly and within the prescribed periods of time made all returns, declarations and payments and submitted all notices, accounts and other information, claims, elections, amendments to claims, withdrawals of claims and disclaimers required to be made or submitted for the purposes of taxation or assumed to be made or submitted in making any statement in the Final Listing Particulars (including, without limitation, any provision or reserve for tax shown in the PwC Reports) (excluding failures to do so which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect).  All of the foregoing have been correct and accurate in all respects (excluding failures to be correct and accurate in all respects which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect); and

(B)       maintained sufficient, proper and correct records in relation to all events up to the date of this Agreement (including any claims or elections made) reasonably necessary for the purpose of calculating any tax liability or relief which would arise on any disposal or realisation of any asset in which it has an interest (excluding failures to do so which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect).  All of the foregoing records are correct and accurate in all respects (excluding failures to be correct and accurate in all respects which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect);

(lx)             there is no dispute or disagreement outstanding with any tax authority, and there are no grounds or circumstances which (so far as any member of the Group is aware) might give rise to any dispute or disagreement with any tax authority, in each case regarding any liability or potential liability to any tax or duty (including in each case any interest or penalties) of any member of the Group or the availability of any relief from tax or duty to any member of the Group (excluding such disputes or disagreements which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect);

(lxi)            the Company has since 19th July 2003  been resident for taxation purposes solely in Ireland, ceased to be resident for tax purposes in the United Kingdom on that date and has not incurred any material liability to tax under the laws of the United Kingdom. The Company has not at any time been resident for tax purposes in any jurisdiction other than Ireland and the United Kingdom and has not at any time carried on a trade in any country other than Ireland (whether through a branch, agency, permanent establishment or otherwise);

(lxii)           the transactions contemplated by this Agreement will not give rise to any liability to tax for any member of the Group (other than any liability of the Company to Irish capital duty in respect of the issue of the New Shares or to United Kingdom stamp duty or stamp duty reserve tax) nor result in the disallowance, withdrawal, clawback or restriction of any relief, deduction, exemption or credit claimed by any member of the Group;

(lxiii)          there is no unsatisfied liability to Irish capital acquisitions tax or United Kingdom inheritance tax attached or attributable to the New Shares or any of the assets of the Company, and the New Shares and such assets are not subject to any charge, lien or other security interest in favour of any tax authority (excluding in the case of the assets of the Company any liabilities, charges, liens or other security interests which would not, individually or in aggregate, reasonably be expected to result in a Material Adverse Effect); and

(lxiv)          the Company has received from the Stabilising Manager a copy of the informational guidance set out in Annex 2G of MAR 2 of the FSA Handbooks.

(b)           Each of the Selling Shareholders, other than the Part B Selling Shareholders, severally represents and warrants to, and agrees with, each of the Underwriters and Sponsors that:

(i)               all Governmental Authorisations required to be obtained or made by such Selling Shareholder for the sale and delivery of the Existing Shares to be sold by such Selling Shareholder hereunder (except for such Governmental Authorisations as may be required to be obtained or made under the securities laws of any state of the United States) or for the execution and delivery by such Selling Shareholder of this Agreement or the power of attorney in the form heretofore furnished to the Joint Global Co-ordinators (the “Power of Attorney“) to be duly and validly authorised and for effect to be given to the arrangements referred to or contemplated herein in accordance with the terms and conditions of this Agreement (other than, for the avoidance of doubt, any approval required pursuant to the Irish Competition Act 2002 or the European Merger Control Regulation solely as a consequence of a person acquiring control of the Company by virtue of the transactions provided for herein) have been obtained or made and are in full force and effect;

(ii)              such Selling Shareholder is, or will at Admission be, either the beneficial and registered owner of, or the beneficial owner of, the number of Shares set out against its name in Schedule II in the column headed “Maximum number of Shares that may be sold pursuant to this Agreement” and has full right, power and authority to enter into this Agreement and the Power of Attorney and to sell, assign, transfer and deliver such Shares to be sold by such Selling Shareholder hereunder free and clear of all liens, encumbrances, equities and other third party rights or claims; upon delivery of such Shares and payment therefor pursuant to this Agreement, good and valid legal and beneficial title to such Shares, free and clear of all liens, encumbrances, equities and other third party rights or claims, will pass to the purchasers thereof; and this Agreement has been duly authorised, executed and delivered by such Selling Shareholder and (assuming due authorisation, execution and delivery by the other parties hereto) constitutes valid and legally binding obligations of such Selling Shareholder enforceable in accordance with its terms subject to (A) applicable insolvency laws or other similar laws affecting the enforcement of creditors’ rights generally and (B) the discretionary availability of equitable remedies;

(iii)             no indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject nor any licence, permit, authorisation or consent held by or issued to such Selling Shareholder will prevent or impede or result in the prevention of or any impediment to (A) such Selling Shareholder selling the Existing Shares to be sold by it hereunder, (B) the execution and delivery by such Selling Shareholder of this Agreement and the Power of Attorney, (C) the compliance by such Selling Shareholder with the provisions of this Agreement and the Power of Attorney and (D) the consummation of the transactions contemplated on the part of such Selling Shareholder herein and therein;

(iv)             the sale of the Existing Shares to be sold by such Selling Shareholder hereunder, the execution and delivery by such Selling Shareholder of this Agreement and the Power of Attorney, the compliance by such

Selling Shareholder with the provisions of this Agreement and the Power of Attorney and the consummation of the transactions contemplated on the part of such Selling Shareholder herein and therein will not conflict with, or result in a breach of, the provisions of the articles of association or other constitutional documents of such Selling Shareholder if such Selling Shareholder is a corporation, the partnership agreement of such Selling Shareholder if such Selling Shareholder is a partnership or the trust powers of such Selling Shareholder if such Selling Shareholder is a trustee or, so far as such Selling Shareholder is aware (and assuming compliance with any applicable securities laws of any state of the United States), any existing statute applicable to the Selling Shareholder or any order, judgment, decree, rule or regulation of any Governmental Agency having jurisdiction over such Selling Shareholder;

(v)              save for the appointment of the Stabilising Manager (as defined in Section 3(b) below), neither such Selling Shareholder nor any person acting on its behalf nor, so far as it is actually aware, any of its Affiliates (other than the Underwriters, as to which such Selling Shareholder makes no representations and gives no warranties) has taken or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilisation or manipulation of the price of any security of the Company;

(vi)             with respect only to information provided by such Selling Shareholder in writing expressly for use in the Listing Particulars, the Pathfinder Listing Particulars did not as at their date of issue, and the Final Listing Particulars do not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(vii)            (A)   no stamp duty, stamp duty reserve tax, capital duty or other transfer or issue taxes or duties (referred to in this Subsection (b)(vii)(A) as “Transfer Taxes”) will be payable by or on behalf of any Underwriter or any purchaser of Existing Shares procured by any Underwriter in respect of the sale, transfer or delivery by such Selling Shareholder of Existing Shares to or for the account of such Underwriter or such purchaser, provided that (i) this Subsection (b)(vii)(A) shall not apply in respect of Transfer Taxes which arise under the laws of the United Kingdom and (ii) this Subsection (b)(vii)(A) shall apply only in respect of Transfer Taxes which arise under the laws of (1) Ireland or (2) any other jurisdiction (but, for the avoidance of doubt, excluding the United Kingdom) if and only to the extent that such Transfer Taxes would not have arisen but for any Selling Shareholder being resident or incorporated in or having any permanent establishment, branch or agency in such jurisdiction or the execution of any document or instrument or the performance of any act or transaction in such jurisdiction by any Selling Shareholder (or any agent of any Selling Shareholder, other than the Underwriters or the Stabilising Manager) in connection with the sale, transfer or delivery of any Existing Shares (other than any execution or performance at the direction or request of the Underwriters, the Stabilising Manager or the relevant purchaser);

(B)  no capital gains, income, withholding or other taxes (excluding Transfer Taxes) (referred to in this Subsection (b)(vii)(B) as “Other Taxes”) will be payable by or on behalf of any Underwriter or any purchaser of Existing Shares procured by any Underwriter in respect of the sale, transfer or delivery by such Selling Shareholder of Existing Shares to or for the account of such Underwriter or such purchaser, provided that:

(1)            this Subsection (b)(vii)(B) shall apply only in respect of Other Taxes which arise under the laws of (i) the United Kingdom or Ireland or (ii) any other jurisdiction if and to the extent that such Other Taxes would not have arisen but for any Selling Shareholder being resident or incorporated in or having any permanent establishment, branch or agency in such jurisdiction or the execution of any document or instrument or the performance of any act or transaction in such jurisdiction by any Selling Shareholder (or any agent of any Selling Shareholder, other than the Underwriters or the Stabilising Manager) in connection with the sale, transfer or delivery of any Existing Shares (other than any execution or performance at the direction or request of the Underwriters, the Stabilising Manager or the relevant purchaser);  and

(2)            for the avoidance of doubt, this Subsection (b)(vii)(B) shall not apply in relation to any Other Taxes that may be chargeable in relation to the holding or dealing by any Underwriter or purchaser in Existing Shares or the receipt of any distribution therefrom (as distinct from the sale, transfer or delivery by a Selling Shareholder of Existing Shares to or for the account of such Underwriter or any purchaser as contemplated in this Agreement);

(viii)           neither such Selling Shareholder nor any person acting on its behalf nor, so far as it is actually aware, any of its Affiliates (other than the Underwriters, as to which such Selling Shareholder makes no representations and gives no warranties) has with respect to Shares engaged in any (i) general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act or (ii) directed selling efforts as defined in Rule 902(c) of Regulation S under the Securities Act;

(ix)             within the preceding six months, neither such Selling Shareholder nor any person acting on its behalf nor, so far as it is actually aware, any of its Affiliates (other than the Underwriters, as to which such Selling Shareholder makes no representations and gives no warranties) has offered or sold to any person any Shares or any other securities of the same or a similar class as Shares other than Existing Shares offered or sold to purchasers procured by the Underwriters or, failing which, to the Underwriters pursuant to this Agreement;

(x)              such Selling Shareholder has duly executed and delivered a Power of Attorney, appointing the persons indicated therein, and each of them, as such Selling Shareholder’s attorney (each an “Attorney“ and, together, the “Attorneys“) with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided in Section 3 hereof, to authorise the delivery of the Existing Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement, in each case, on and subject to the restrictions set out in the Power of Attorney;

(xi)             the appointments by such Selling Shareholder by the Power of Attorney are irrevocable for three months; the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether, in the case of an individual Selling Shareholder, by the death or incapacity of such individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if such individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if such estate or trust should be terminated, or if such partnership or corporation should be dissolved, or if any other such event should occur (as the case may be), before delivery of the Existing Shares hereunder, title to the Existing Shares and certificates representing the Existing Shares will be delivered by or on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement; and actions taken by the Attorneys pursuant to the Power of Attorney given by such Selling Shareholder will be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Attorneys, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event;

(xii)            there is no unsatisfied liability to Irish capital acquisitions tax or United Kingdom inheritance tax attached or attributable to the Existing Shares to be sold by such Selling Shareholder hereunder; and

(xiii)           such Selling Shareholder is not aware of any subsisting agreement between it and another shareholder in the Company with respect to the Company or Shares which agreement:

(A)       could materially adversely affect the transactions contemplated by this Agreement; and

(B)       covers or relates to subject matter which (i) is not known to the Company or (ii) has not been disclosed publicly or (iii) is not otherwise in the public domain.

(c)           Each of the Part B Selling Shareholders severally represents and warrants to, and agrees with, each of the Underwriters and Sponsors that:

(i)               such Selling Shareholder is, or will at Admission be, the beneficial and registered owner of the number of Shares set out against his name in Schedule II in the column headed “Maximum number of Shares that may be sold pursuant to this Agreement”, free and clear of all liens, encumbrances, equities and other third party rights or claims; upon delivery of such Shares and payment therefor pursuant to this Agreement good and valid legal and beneficial title to such Shares, free and clear of all liens, encumbrances, equities and other third party rights or claims, will pass to the purchasers thereof;

(ii)              save for the appointment of the Stabilising Manager (as defined in Section 3(b) below) neither such Selling Shareholder nor any person acting on its behalf has taken or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilisation or manipulation of the price of any security of the Company;

(iii)             such Selling Shareholder has not, and no person acting on its behalf or, so far as it is actually aware, any of its Affiliates (other than the Underwriters, as to which such Selling Shareholder makes no representations and gives no warranties) has, with respect to Shares engaged in any (i) general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act or (ii) directed selling efforts as defined in Rule 902(c) of Regulation S under the Securities Act;

(iv)             within the preceding six months, such Selling Shareholder has not, and no person acting on its behalf or, so far as it is actually aware, any of its Affiliates (other than the Underwriters, as to which such Selling Shareholder makes no representations and gives no warranties) has, offered or sold to any person any Shares or any other securities of the same or a similar class as Shares other than Existing Shares offered or sold to purchasers procured by the Underwriters or, failing which, to the Underwriters pursuant to this Agreement;

(v)              such Selling Shareholder has duly executed and delivered a Power of Attorney, appointing the Attorneys with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided in Section 3 hereof, to authorise the delivery of the Existing Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated in this Agreement, in each case, on and subject to the restrictions set out in the Power of Attorney;

(vi)             the appointments by such Selling Shareholder by the Power of Attorney are irrevocable; the obligations of the Selling Shareholder hereunder shall not be terminated by operation of law in the event of the death or incapacity of such Selling Shareholder; if the Selling Shareholder should die or become incapacitated, title to the Existing Shares to be sold by such Selling Shareholder hereunder, and certificates representing such Existing Shares, will be delivered by or on behalf of the Selling Shareholder in accordance with the terms and conditions of this Agreement; and actions taken by the Attorneys pursuant to the Power of Attorney will be as valid as if such death or incapacity had not occurred, regardless of whether or not the Attorneys or any of them, shall have received notice of such death or incapacity; and

(vii)            there is no unsatisfied liability to Irish capital acquisitions tax or United Kingdom inheritance tax attached or attributable to the Existing Shares to be sold by such Selling Shareholder hereunder.

(d)           Each of the persons identified in Part B of Schedule III hereto (the “Non-Executive Directors“) and each of the persons identified in Part C of Schedule III hereto (the “Retiring Directors“) severally represents and warrants to, and agrees with, each of the Underwriters and Sponsors that:

(i)               the Pathfinder Listing Particulars did not contain, as at their date of issue, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that this warranty shall not cover information furnished in writing to the Company by any of the Underwriters expressly for use in the Pathfinder Listing Particulars;

(ii)              all expressions of opinion, intention, belief or expectation of the Company or the Directors contained in the Pathfinder Listing Particulars were, at the date of issue of the Pathfinder Listing Particulars, truly and honestly held and made on reasonable grounds after due and careful enquiry;

(iii)             having regard to:

(A)    the persons to whom, the purpose for which and the basis on which the Pathfinder Listing Particulars were issued and distributed; and

(B)    the particular nature of the Company and the Wider Group and the Shares and the other matters referred to in subsections 80(3) and (4) of the FSMA,

the Pathfinder Listing Particulars contained, as at their date of issue, all such information as such persons and their professional advisers would reasonably require, and reasonably expect to find therein, for the purpose of making an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Company and the Wider Group and of the rights attached to the Shares;

(iv)             the Final Listing Particulars do not, and any and all amendments and supplements thereto will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that this warranty shall not cover information furnished in writing to the Company by any of the Underwriters expressly for use in the Final Listing Particulars or any amendment or supplement thereto;

(v)              all expressions of opinion, intention, belief or expectation of the Company or the Directors contained in the Final Listing Particulars are, and all expressions of opinion, intention, belief or expectation of the Company or the Directors contained in any and all amendments and supplements to the Final Listing Particulars will be, truly and honestly held and made on reasonable grounds after due and careful enquiry;

(vi)             the Final Listing Particulars comply, and any and all amendments and supplements thereto will comply, with, as appropriate, the FSMA, the Companies Act, the European Communities (Stock Exchange) Regulations 1984 (as amended), the Listing Rules, and contain or will contain (as the case may be) all particulars and information required by the foregoing and, having regard to the particular nature of the Company and the Wider Group and the Shares and the other matters referred to in subsections 80(3) and (4) of the FSMA, all such information as investors and their professional advisers would reasonably require, and reasonably expect to find therein, for the purpose of making an informed assessment of the assets and liabilities, financial position, profits and losses, and prospects of the Company and the Wider Group and of the rights attached to the Shares;

(vii)            the press announcements dated February 26, 2004 and March 4, 2004 did not, the press announcement in the agreed form to be dated the date of this Agreement does not, and (save in the case of the Retiring Directors) the Formal Notice will not, as at their respective dates of issue, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that this warranty shall not cover information contained in any of the foregoing which is furnished in writing to the Company by any of the Underwriters expressly for use therein; and all expressions of opinion, intention, belief or expectation of the Company or the Directors contained in such announcements are or will be (as the case may be) truly and honestly held and made on reasonable grounds after due and careful enquiry;

(viii)           the Directors have considered compliance of the Company with (A) the provisions of the Existing Combined Code and (B) the provisions of the Revised Combined Code and have taken steps and established procedures to enable the Company, following Admission, to comply with the provisions of the Existing Combined Code (for so long as it is applicable to the Company) and the provisions of the Revised Combined Code;

(ix)             save for any involvement in the appointment of the Stabilising Manager (as defined in Section 3(b) below), such Director has not taken, directly or indirectly, any action that was designed to or which has constituted or which might reasonably be expected to cause or result in stabilisation or manipulation of the price of any security of the Company.

(e)           In relation to each Executive Director, the representations and warranties given by him in Subsection 1(a) above are qualified by and only given to the best of such Executive Director’s knowledge, information and belief, after having made reasonable enquiries (and for the purpose of determining whether enquiries were reasonable regard shall be had to the specific responsibilities and role within the Group of such Executive Director).

(f)            In relation to each Non-Executive Director, the representations and warranties given by him in Subsection 1(d) above are qualified by and only given to the best of such Non-Executive Director’s belief, after having made reasonable enquiries.

(g)           In relation to each Retiring Director, the representations and warranties given by him in Subsection 1(d) above:

(i)               are qualified by and only given to the best of such Retiring Director’s belief, after having made reasonable enquiries;

(ii)              do not extend to any amendment or supplement to the Final Listing Particulars or any announcement prepared or released after the date hereof; and

(iii)             are given at the date hereof only and shall not be repeated pursuant to Subsection 1(i) below and Subsection 1(h) below shall not apply to Retiring Directors.

(h)           Where representations and warranties are given in this Section 1 in relation to the future publication of any document or announcement or in relation to any other event which may arise after the date of this Agreement, such representations and warranties shall be deemed to be given in relation to such document, announcement or event when that document or announcement is first published or that event first arises and any reference in any such representation or warranty to something being done or something being the case in relation to such document, announcement or event which is expressed in the future tense shall be regarded, for this purpose and as at the time when the representation or warranty is deemed to be given pursuant to this Subsection 1(h), as being expressed in the present tense.

(i)            Each of the Company, the Directors and the Selling Shareholders agrees with each of the Underwriters that the representations, warranties and agreements given in this Subsection 1 shall be deemed to be repeated and given as at each Time of Delivery (as defined in Subsection 3(e) below) by reference to the facts and circumstances then existing. Representations and warranties which have already been repeated on the basis referred to in Subsection 1(h) shall be deemed to be repeated under this Subsection 1(i) in relation to the relevant document, announcement or event on the basis that any reference in any such representation or warranty to something being done or something being the case in relation to such document, announcement or event which is expressed in the future tense shall be regarded as being expressed in the present tense.

(j)            The liability of each Director under this Agreement (other than, where relevant, under those provisions applicable to him as a Selling Shareholder referred to in Subsection (k)(ii) below) and of each Retiring Director under this Agreement will not exceed the amount set opposite his name in Schedule III save to the extent that such liability results from the fraud or wilful default of such Director or Retiring Director.

(k)           The aggregate liability of:

(i)               each of the Selling Shareholders other than the Directors (including, for the avoidance of doubt, each Selling Shareholder in his or its capacity as a provider of Optional Shares) under the representations, warranties and agreements given or made by him or it in this Section 1 or under any other provision of this Agreement; and

(ii)              each Director who is a Selling Shareholder arising as a result of a breach or breaches of the representations, warranties and agreements given or made by him in this Agreement in his capacity as a Selling Shareholder, shall not exceed an amount equal to the product of the Offer Price and the aggregate of (A) the number of Existing Firm Shares shown opposite its or his name in Schedule II under the column headed “Number of Existing Firm Shares to be sold” which were actually sold by it or him pursuant to this Agreement (save that if a sale has not occurred as a result of default in the delivery of such Shares by such Selling Shareholder such sale shall be treated as having occurred for purposes of the foregoing calculation) and (B) to the extent applicable, the number of Optional Shares actually sold by it or him pursuant to this Agreement (save that if a sale has not occurred as a result of default in the delivery of such Shares by such Selling Shareholder such sale shall be treated as having occurred for purposes of the foregoing calculation).

(l)            Where an Underwriter or Sponsor (a “Claimant“) has recovered or settled a claim for payment against any party to this Agreement in respect of any breach or alleged breach by that party of any of his or its obligations (including the warranties and representations) under this Agreement as a Director, Retiring Director or Selling Shareholder, the Claimant agrees that it shall not be entitled to recover under this Agreement in respect of the same loss from any such party in such other capacity (if any) as it may have agreed to, made or given warranties, representations, undertakings or any other obligations under this Agreement.  For the purpose of this Subsection 1(l) only (A) Sir Anthony O’Reilly and Lionheart Ventures (Overseas) Limited and (B) Dr. Philip Nolan and Hazelview Limited shall, in each case, be deemed to be one party.

(m)          If a Claimant has recovered from some other person who is not a party to this Agreement, where such recovery is final and not subject to appeal, any sum which compensates such Claimant for any loss in respect of any matter giving rise to any claim (“Claim“) under the representations, warranties or agreements given in Section 1 or any other provision of this Agreement (but without imposing any obligation upon the Underwriters or Sponsors to pursue any such recovery), then either:

(i)               the amount payable by the Company and/or the Directors and/or the Retiring Directors and/or the Selling Shareholders in respect of such Claim shall be reduced by an amount equal to the sum so recovered (less the reasonable costs and expenses of recovering it and any tax and any levy, impost, duty, charge, deduction or withholding in the nature of taxation (“Taxation“) payable or suffered by the Claimant in respect of such recovery); or

(ii)              if an amount shall already have been paid to the Claimant by any of the parties to this Agreement referred to in the preceding paragraph in respect of such Claim, there shall be repaid to such party or parties an amount equal to the lesser of (a) the amount so recovered by the Claimant less the reasonable costs and expenses of its recovery and any Taxation payable by the Claimant as a result of its receipt and (b) such amount as has already been paid by such party or parties to the Claimant in respect of such Claim.  The amount to be repaid shall be apportioned among the relevant parties by reference to the proportion each has paid of the amount previously recovered from them by the Claimant.

(n)           No Underwriter, Sponsor or Underwriter Indemnified Person (as defined in Section 9 below) shall be entitled to recover under the representations, warranties or agreements given in Section 1 or any other provision of this Agreement more than once in respect of the same loss.

(o)           No Claim shall be brought against any Director in his capacity as such or any Retiring Director in respect of any breach of a warranty, representation or agreement given in Section 1 unless notice in writing of such Claim (giving reasonable details of the Claim) has been given by the Claimant to such Director or Retiring Director by no later than the date of publication of the Company’s annual report and accounts for the financial year ending 31 March 2005 (the “Initial Date“); and no Director in his capacity as such or Retiring Director shall have any liability for any Claim in respect of which notice has been given unless court proceedings have been instituted or commenced (including by way of the issue and service of a writ) against such Director or Retiring Director in a court of competent jurisdiction prior to the date falling 12 months after the date of notice of such Claim.

(p)           Notwithstanding that the statements in Section 1 are given as representations and warranties, none of the Underwriters or Sponsors shall be entitled to terminate this Agreement for breach of warranty or otherwise except prior to Admission strictly in accordance with the provisions of Section 10.

(q)           The representations and warranties given in Subsections 1(a)(xvii), (xviii), (xxii) and (xli) above shall be qualified by all matters fairly disclosed in the Final Listing Particulars.

(r)            Subsections 1(j) to 1(o) (inclusive) above shall not apply in relation to any breach of warranty, representation, agreement or other provision of this Agreement by any person resulting from fraud or wilful default on the part of that person (but, for the avoidance of doubt, such provisions will, in such circumstances, continue to apply in respect of such breach for the benefit of any person who has not committed fraud or wilful default).

2.            Application for Admission and Appointment of Sponsors, Joint Global Co-ordinators, Joint Bookrunners and Co-lead Managers

(a)           The Company confirms that it has, through the Sponsors (as defined below), formally applied to the UKLA and the London Stock Exchange and to the ISE for Admission.

(b)           The Company confirms its appointment of Goldman Sachs International and Morgan Stanley & Co. International Limited as joint sponsors (each a “Sponsor“ and, together, the “Sponsors“) in connection with the proposed admission of Shares to the Official Lists of the UKLA and the ISE.

(c)           The appointment in Subsection 2(b) confers on each of the Sponsors all powers, authorities and discretions which are necessary for, or reasonably incidental to, the performance of its functions as sponsor (including, without limitation, the power to appoint sub-agents or to delegate the exercise of its powers, authorities or discretions to such person or persons as such Sponsor, having obtained the prior written consent of the Company, not to be unreasonably withheld or delayed, to such appointment of or delegation to such persons, thinks fit).  The Company will ratify all action which the Sponsors, or either Sponsor, lawfully and properly take (or takes) pursuant to this appointment.

(d)           The Company and each of the Selling Shareholders severally undertakes to the Sponsors and each of them that it will at any time before or after the date on which Admission becomes effective provide to the Sponsors all information and assistance reasonably requested by the Sponsors or that may be required by the Sponsors to satisfy their obligations under the Listing Rules including (without limitation) to provide to the UKLA and/or ISE any information or explanation as the UKLA and/or ISE may reasonably require for the purpose of verifying whether the Listing Rules are being and have been complied with by the Sponsors or by the Company.

(e)           The Company and each of the Selling Shareholders confirms the appointment of Citigroup Global Markets U.K. Equity Limited, Deutsche Bank AG, Goldman Sachs International and Morgan Stanley Securities Limited as joint bookrunners and joint global co-ordinators for the purpose of co-ordinating the Offer (each of them, a “Joint Global Co-ordinator“ and, together, the “Joint Global Co-ordinators“).

(f)            The appointment in Subsection 2(e) confers on each of the Joint Global Co-ordinators all powers, authorities and discretions which are necessary for, or reasonably incidental to, the performance of its functions as joint bookrunner and joint global co-ordinator (including, without limitation, the power to appoint sub-agents or to delegate the exercise of its powers, authorities or discretions to such person or persons as such Joint Global Co-ordinator, having obtained (save in the case of Affiliates where no such consent will be necessary) the prior written consent of the Company, not to be unreasonably withheld or delayed, to such appointment of or delegation to such person or persons, thinks fit). The Company and the Selling Shareholders will ratify all action which the Joint Global Co-ordinators, or any of them, lawfully and properly take (or takes) pursuant to such appointment.

(g)           The Company and each of the Selling Shareholders confirms the appointment of BNP Paribas, Goodbody Stockbrokers, J&E Davy Stockbrokers, Merrill Lynch International and Merrion Stockbrokers Limited as co-lead managers for the purpose of the Offer (each of them a “Co-lead Manager“ and, together, the “Co-lead Managers“).

(h)           The appointment in Subsection 2(g) confers on each of the Co-lead Managers all powers, authorities and discretions which are necessary for, or reasonably incidental to, the performance of its functions as co-lead manager (including, without limitation, the power to appoint sub-agents or to delegate the exercise of its powers, authorities or discretions to such person or persons as such Co-lead Manager, having obtained (save in the case of Affiliates where no such consent will be necessary) the prior written consent of the Company, not to be unreasonably withheld or delayed, to such appointment of or delegation to such person or persons, thinks fit).  The Company and the Selling Shareholders will ratify all action which the Co-lead Managers, or any of them, lawfully and properly take (or takes) pursuant to such appointment.  The appointment in

Subsection 2(g) does not extend to the Irish Brokers in respect of any offering or sale of the IB Principal Shares (as defined in Section 3(a)(ii) below).

3.            Subscription, Sale and Purchase; Stabilisation and Optional Shares

(a)           Subject to (A) the terms herein set forth, (B) the satisfaction or waiver of the conditions set out in Section 8 and (C) this Agreement not having been terminated under Section 10 or 11:

(i)               the Company agrees to issue free from all liens, encumbrances, equities and other third party rights or claims to subscribers procured by each Underwriter or, failing which, to such Underwriter itself, and each Underwriter agrees with the Company, severally and not jointly, to procure (as agent for the Company) subscribers for or, failing which, to subscribe itself, at a price per Share of €1.55 (the “Offer Price“) on 24 March, 2004 or such later date as the Company and the Joint Global Co-ordinators may agree in writing (the “First Date of Delivery“), at 8.00 a.m. on such date (the “First Time of Delivery“), the number of New Shares as set forth opposite the name of such Underwriter in Schedule I hereto provided that, in relation to the number of New Shares set forth opposite the name of each of the Irish Brokers in the line “Acquired as principal”, such number of New Shares (in aggregate “IB Principal New Shares“) will be subscribed by each such Irish Broker as principal; and

(ii)              each of the Selling Shareholders agrees, severally and not jointly, to sell, at the Offer Price on the First Date of Delivery at the First Time of Delivery with full title guarantee to purchasers procured by the Underwriters or, failing which, to the Underwriters themselves, the number of Existing Firm Shares set out opposite its name in Schedule II hereof in the column headed “Number of Existing Firm Shares to be sold” and each Underwriter agrees, severally and not jointly, to procure (as agent for the Selling Shareholders) purchasers for or, failing which, to purchase itself, the number of Existing Firm Shares set out opposite its name in Schedule I hereof provided that in relation to the number of Existing Firm Shares set forth opposite the name of each of the Irish Brokers in the line “Acquired as principal”, such number of Existing Firm Shares (in aggregate “IB Principal Existing Firm Shares“ and, together with the IB Principal New Shares, the “IB Principal Shares“) will be purchased by each such Irish Broker as principal.

(b)           On or before 23 April, 2004 or such earlier date as may be notified by Morgan Stanley Securities Limited to the Company (the “Stabilisation End Date“), Morgan Stanley Securities Limited, itself or through its agents, (in this capacity, the “Stabilising Manager“), will be entitled (but not obliged) to undertake any act or thing permitted by applicable laws and regulations by way of stabilisation activities including being entitled to:

(i)               offer Shares in excess of the aggregate number otherwise required to be issued or sold under this Agreement; and/or

(ii)              over-allocate Shares; and/or

(iii)             create a short position in respect of Shares; and/or

(iv)             effect transactions in Shares or other securities with a view to stabilising or maintaining the price of Shares or other securities at a level which might not otherwise prevail in the open market; and/or

(v)              hedge any positions in Shares or other securities and cover or close-out or liquidate any such positions or hedging transactions (including, for the avoidance of doubt, by making acquisitions or sales of Shares or other securities); and

(vi)             in order to effect or facilitate any transactions of the kind referred to above, borrow Shares or other securities and effect transactions in Shares or other securities with a view to discharging its obligations under any such borrowing, and any such transactions are referred to in this Agreement as “Stabilisation Transactions“. Such transactions, if commenced, may be discontinued at any time by the Stabilising Manager.

(c)           Insofar as Optional Shares of a Greenshoe Shareholder are transferred to or for the benefit of purchasers procured in Stabilisation Transactions, the actions of the Stabilising Manager in connection with such transfer shall be effected on behalf of and as agent for the relevant Greenshoe Shareholder. Otherwise, in carrying out Stabilisation Transactions, the Stabilising Manager will act as a principal and not as agent of the Company or any Selling Shareholder.  The exercise of the powers pursuant to Subsection 3(b) above (including, without limitation, the decision whether or not to exercise such powers) will be at the absolute discretion of the Stabilising Manager and its agents and neither the Stabilising Manager nor any of its employees or agents shall be responsible or liable to, or owe any duties to, the Company, any Selling Shareholder, any other Underwriter or any other person in respect thereof.

(d)           Subject to (A) the terms herein set forth, (B) the satisfaction or waiver of the conditions set out in Schedule V hereto and (C) this Agreement not having been terminated under Section 10 or 11, the Stabilising Manager shall purchase (or, if it so elects, procure purchasers for), and each of the Greenshoe Shareholders shall sell at the Offer Price with full title guarantee, at the time and on the date referred to below its Agreed Proportion of the number of Shares as equals “X” at the aforementioned time, as calculated below (provided, however, that no such Greenshoe Shareholder shall be obliged to sell a fraction of a Share pursuant to this Subsection 3(d)):

X=A-P+S1+S2-R

Where:

A =         the number of Shares over-allocated by the Stabilising Manager (as notified by the Stabilising Manager to the Greenshoe Shareholders on or before the First Date of Delivery) which will not, in aggregate, in any event exceed the Maximum Greenshoe Number;

P =          the cumulative aggregate number of Shares (“Stabilisation Shares“) which the Stabilising Manager or its agents have, on or before the Stabilisation End Date, acquired or agreed to acquire in Stabilisation Transactions;

S1 =       the cumulative aggregate number of Stabilisation Shares in which the Stabilising Manager has ceased to have an interest within the meaning of section 208 of the Companies Act (but subject to section 209 of that Act) on the assumption that the Stabilisation Shares constitute relevant share capital of the Company;

S2 =       the number of Stabilisation Shares (if any) which do not fall to be included in S1, despite the Stabilising Manager or its agents having entered into agreements to sell them, solely as a result of those agreements not having been completed at that time;  and

R =         such number of Shares as may be specified by written notice from the Stabilising Manager to the Greenshoe Shareholders,

provided that S1 + S2 – R may not exceed P at any time.

The “Maximum Greenshoe Number“ means, for the purposes of this Agreement, 52,177,857.

A Greenshoe Shareholder’s Agreed Proportion shall be the proportion set out opposite its name in Schedule II under the column headed “Agreed Proportion in respect of Optional Shares”.

For the avoidance of doubt, the obligation of the Stabilising Manager to purchase or procure purchasers for, and of each Greenshoe Shareholder to sell, Shares pursuant to this Subsection 3(d) is conditional upon the determination of X, as described above, being greater than zero. The Stabilising Manager shall not be required to purchase or procure purchasers for, and no Greenshoe Shareholder shall be obliged to sell, any Shares pursuant to this Subsection 3(d) if X is determined, in the manner described above, to be nil.

If X is determined to be greater than zero, the sale of Optional Shares pursuant to this Subsection 3(d) shall take place at 8.00 a.m. (the “Stabilisation Time of Delivery“) on the first Business Day falling 30 days after Admission or such other Business Day as may be notified by the Stabilising Manager to the Greenshoe Shareholders (the “Stabilisation Date of Delivery“) (provided, however, that such other Business Day shall be at least two clear Business Days after the date of such notice).

(e)           For the purposes of this Agreement, the First Date of Delivery and the Stabilisation Date of Delivery are referred to, together, as “Dates of Delivery“, with each being a “Date of Delivery“, and the First Time of Delivery and the Stabilisation Time of Delivery are referred to, together, as “Times of Delivery“, with each being a “Time of Delivery“.

(f)            Each of the Company, the Selling Shareholders and the Directors, severally and not jointly, acknowledges that any information it or he receives or has received regarding the identity of persons expressing interest in acquiring Shares in the Offer and the prices at which they may be willing to do so will be based on non-binding indications of interest from those persons, implying no assurance or obligation that such persons will subsequently acquire Shares at the prices indicated or otherwise (but, for the avoidance of doubt, such acknowledgement shall not affect the obligations of each of the Underwriters under Subsection (a) above).  Each of the Company, the Selling Shareholders and the Directors, severally and not jointly, agrees that any such information obtained or received by it or him or any of such person’s officers or employees will be held in confidence and recognises that such information may constitute inside information in relation to the Company and/or its securities for the purposes of the Criminal Justice Act 1993 (the “CJA“) and market abuse for the purpose of the FSMA and each of them agrees to conduct itself or himself and (in the case of any body corporate) to direct its officers and employees to conduct themselves, so as to avoid an offence under the CJA or a breach of the market abuse rules by reference to such information.

4.            Underwriter Warranties and Undertaking

(a)           Each Underwriter severally represents and warrants to, and agrees with, the Company and the Selling Shareholders that:

(i)               it will not offer and sell any Offer Shares, except (A) in the United States to those reasonably believed to be qualified institutional buyers (“QIBs“) within the meaning of Rule 144A under the Securities Act in transactions meeting the requirements of Rule 144A or (B) outside the United States in offshore transactions in accordance with Regulation S under the Securities Act; and

(ii)              neither it nor any person acting on its behalf, has engaged, or will engage, in (A) any “general solicitation“ or “general advertising“ (within the meaning of Rule 502(c) of Regulation D under the Securities Act) with respect to Shares in the United States; or (B) any “directed selling efforts“ (as defined in Rule 902(c) of Regulation S under the Securities Act) with respect to Shares in each case under circumstances that would require the registration under the Securities Act of the offer and sale of the Offer Shares contemplated by this Agreement.

(b)           Each of the Underwriters, severally and not jointly, represents, warrants and agrees in the terms set out in Schedule IV of this Agreement.

(c)           Each of the Irish Brokers, severally and not jointly, represents and warrants to, and agrees with, the Company and the Selling Shareholders that:-

(i)               it has observed and complied, and will observe and comply, with the provisions of Schedule IV in relation to its offering and sale of the IB Principal Shares;

(ii)              the IB Principal Shares will be the same shares as are offered and sold by such Irish Broker to its non-institutional private clients; and

(iii)             to the extent that it procures subscribers or purchasers for other Offer Shares hereunder such subscribers or purchasers will be institutional investors.

5.            Pre-closing and closing in relation to First Date of Delivery and to Stabilisation Date of Delivery

(a)           The Company undertakes to the Underwriters to ensure that on or before the Business Day next following the date of this Agreement:

(i)               all necessary filings are made with the Registrar of Companies to facilitate the transfer of Shares through CREST;

(ii)              a securities application form is submitted by the Company to CRESTCo and Shares are admitted into CREST with effect from Admission;

(iii)             Computershare Investor Services PLC (the “Registrar“) confirms to CRESTCo that it is the registrar for Shares; and

(iv)             all share certificates in issue in respect of shares giving rise to Existing Shares will be cancelled (and for these purposes the Selling Shareholders agree to deliver all such certificates to the Company on or before the Business Day next following the date of this Agreement).

(b)           Each of the Selling Shareholders (including, for the avoidance of doubt, the Greenshoe Shareholders) undertakes to the Underwriters, severally and not jointly, to ensure that on or before the Business Day next following the date of this Agreement a CREST transfer form, duly executed by or on behalf of such Selling Shareholder in favour of Goldman Sachs Securities Nominees, shall be delivered to Goldman Sachs International on behalf of the Joint Global Co-ordinations for the purpose of enabling the Existing Shares set out against its or his name in Schedule II in the column headed “Maximum number of Shares that may be sold pursuant to this Agreement” to be transferred pursuant to this Agreement.

(c)           Goldman Sachs Securities Nominees will present such CREST transfer forms to the Registrar for certification and processing and will hold the Existing Shares transferred to it pursuant to Subsection 5(b), prior to the satisfaction or waiver of all the conditions referred to in Section 8, on trust for the respective Selling Shareholder or Shareholders from whom they were transferred.

(d)           The Company will ensure that, on or before the Business Day prior to the First Date of Delivery, the Board of Directors of the Company (or a duly authorised committee thereof) will allot, conditional only on Admission and receipt of the payment due from the Joint Global Co-ordinators under this Section 5, the New Shares fully paid up at the Offer Price, as the case may be, to the Irish Brokers in respect of the IB Principal New Shares or, in respect of the remaining New Shares, to subscribers (or a nominee therefor) as directed by the Joint Global Co-ordinators or, to the extent that subscribers or a nominee are not so nominated, to each of the Underwriters in accordance with its obligations to subscribe for such New Shares hereunder.

(e)           Upon satisfaction or waiver (in accordance with Section 8) of the conditions in Section 8 and subject to this Agreement not having been terminated under Section 10 and against compliance with the undertaking to make payment therefor set out in (f) below, on the First Date of Delivery:

(i)            Goldman Sachs Securities Nominees will hold Existing Firm Shares transferred to it pursuant to Subsection 5(b) above on trust for the purchasers of such Existing Firm Shares and Goldman Sachs Securities Nominees will be released from the trusts referred to in Subsection 5(c) in respect of those Existing Firm Shares;

(ii)           the Company shall issue the New Shares in accordance with the resolution of the Board (or the duly authorised committee thereof) referred to in Subsection 5(d) and:

(A)       shall procure that the relevant number of New Shares to be issued in uncertificated form are credited by the Registrar to a CREST stock account of Goldman Sachs Securities Nominees notified by the Joint Global Co-ordinators to the Company on or before the Business Day before the First Date of Delivery; and

(B)       in the case of New Shares to be issued in certificated form, shall procure that the Registrar registers the subscribers of such New Shares as the holders of such New Shares in the register of members of the Company; and

(iii)          or as soon thereafter as is practicable the Company shall procure that share certificates in respect of any New Shares or Existing Firm Shares in certificated form to be issued or transferred, duly issued and sealed by the Company, are dispatched by the Registrar to the subscribers and purchasers therefor. Such certificates will be made available for inspection to the Joint Global Co-ordinators on the First Date of Delivery or as soon thereafter as is practicable.

(f)            Subject to satisfaction or waiver (in accordance with Section 8) of the conditions in Section 8 and against compliance by the parties to this Agreement (other than the Underwriters) with their obligations under this Section 5, Goldman Sachs International for itself and as agent for the other Underwriters agrees to make payment on behalf of the Underwriters of the Offer Price (less the commissions and expense reimbursements to be deducted pursuant to Section 7 and less, for the avoidance of doubt, the amounts that may be deducted pursuant to Section 17) to the Company and each of the Selling Shareholders for each of the Offer Shares issued by it or sold by it or him, as the case may be, on the First Date of Delivery to the Irish Brokers or, as the case may be, subscribers and purchasers procured by the Underwriters or to the Underwriters (but, for the avoidance of doubt, no such payment will be due from the Stabilising Manager in respect of any Shares which have been over-allocated).  Such payment shall be made in euro in immediately available funds for value before 1.00 p.m. on the First Date of Delivery to:

(i)               in the case of payment to the Company - to the account “eircom Group plc (formerly Valentia Holdings Limited) account number 0126646 000 EUR 000 LDN” at Deutsche Bank, London;

(ii)              in the case of payment to a Selling Shareholder - such account as the Selling Shareholder shall have notified to the Joint Global Co-ordinators, except as provided in (iii); and

(iii)             in the case of payment to the Selling Shareholders identified in the Appendix to Schedule II - to the account of the Company as in (i) above,

in the case of (ii) above, such notification being made in writing by no later than 2.00 p.m. on the Business Day falling two clear Business Days prior to the First Date of Delivery.

(g)           If Optional Shares are to be transferred pursuant to Subsection 3(d) of this Agreement, then, on the Stabilisation Date of Delivery:

(i)               Goldman Sachs Securities Nominees will hold any and all Shares transferred to it pursuant to Subsection 5(b) which are to be sold hereunder as Optional Shares on trust for the purchasers of such Shares and Goldman Sachs Securities Nominees will be released from the trusts referred to in Subsection 5(c) in respect of such Shares; and

(ii)              the Company shall procure that any and all Shares held by Goldman Sachs Securities Nominees pursuant to Subsection 5(c) which are not transferred pursuant to Subsection 3(d) are re-registered in the name of the Selling Shareholder for whom they are held on trust by Goldman Sachs Securities Nominees, whereupon the trusts referred to in Subsection 5(c) in respect of such Shares shall terminate.

(h)           If Optional Shares are to be transferred pursuant to Subsection 3(d) of this Agreement, against compliance by the Greenshoe Shareholders with their obligations under this Section 5, the Stabilising Manager shall make payment of the Offer Price (less the commissions and expense reimbursements to be deducted pursuant to Section 7 hereof and less, for the avoidance of doubt, the amounts that may be deducted pursuant to Section 17, to the extent not previously withheld) to each Greenshoe Shareholder for each of the Optional Shares sold by it on the Stabilisation Date of Delivery to purchasers procured by the Stabilising Manager or to the Stabilising Manager.  Such payment shall be made in euro in immediately available funds for value before 3.00 p.m. on the Stabilisation Date of Delivery to such bank account as the relevant Greenshoe Shareholder notifies to the Stabilising Manager in writing no later than 2.00 p.m. on the Business Day falling two Business Days prior to the Stabilisation Date of Delivery.

(i)            As soon as practicable on or following the Stabilisation Date of Delivery or (if Optional Shares are not to be transferred pursuant to Subsection 3(d)) as soon as practicable after the Stabilisation End Date, the Company shall procure the issue to the Selling Shareholders who retain any Shares of balancing certificates in respect of their respective holdings of Shares following the transfers of Existing Shares pursuant to this Agreement.

6.            Undertakings

(a)           The Company and, only for the purpose of Subsection 6(a)(i) below in relation to the Existing Shares, each of the Selling Shareholders, severally and not jointly, undertakes with each of the Underwriters and Sponsors:

(i)               that the documents to be delivered at each Time of Delivery by or on behalf of such party hereto pursuant to Section 8 or Schedule V (as the case may be) will be delivered at the offices of Slaughter and May, One Bunhill Row, London EC1Y 8YY (the “Closing Location“), and, in the case of the Company, the New Shares, and, in the case of each Selling Shareholder selling Shares at the relevant Time of Delivery, it or his Existing Shares, as the case may be, will be delivered as specified in Section 3 above, all at such Time of Delivery.  A meeting will be held at the Closing Location at 2 p.m., London time, on the Business Day immediately preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto;

(ii)              to publish the Final Listing Particulars in the agreed form; and (except in cases to which Subsection 6(a)(v)(B) applies) to make no amendment or supplement to the Final Listing Particulars except an amendment or supplement:

(A)          which is required to comply with legal or regulatory requirements in the United Kingdom, Ireland or the United States; and

(B)          to which the Joint Global Co-ordinators do not reasonably object provided that this paragraph (B) shall not prevent the Company complying with its legal or regulatory obligations;

(iii)             promptly from time to time:

(A)       to take such action as the Underwriters may reasonably request to qualify Shares for offering and sale under the securities laws of such jurisdictions as the Underwriters may reasonably request; and

(B)        to comply with such laws so as to permit the continuance of sales and dealings in Shares in such jurisdictions for as long as may be necessary to complete the distribution of the Offer Shares, so long as in connection therewith (a) the Company (acting reasonably) agrees that the action proposed in paragraph (A) above is desirable in the interests of the success of the Offer, (b) the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction and (c) the Company will not be required to incur material additional expenditure;

(iv)             not to take any action inconsistent with the publication or issue first in the United Kingdom of the Listing Particulars and any related form of application in accordance with the requirements of section 367(3) of the Irish Companies Act, 1963;

(v)              (A) to furnish the Underwriters with an agreed number of copies of the Final Listing Particulars on the Business Day following the date of this Agreement and for one year thereafter from time to time to furnish each Underwriter with such additional quantities as such Underwriter may reasonably request; (B) if, at any time prior to Admission or, if the delivery of further Final Listing Particulars is required at any time on or prior to the earlier of the Stabilisation End Date and the Stabilisation Date of Delivery in connection with the offering or sale of Offer Shares, at such time, (1) any events shall have occurred as a result of which the Final Listing Particulars (as then amended or supplemented as the case may be) would include an untrue statement of a material fact or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or (2) there is a significant change or significant new matter (each as defined in section 81 of the FSMA) of which the Company is, or becomes, aware and which requires the Company to deal with such change or matter in accordance with section 81 of the FSMA and the Listing Rules or (3)  if for any other reason it would be necessary or desirable in the reasonable opinion of the Company’s legal advisers during such period to amend or supplement the Final Listing Particulars in order to comply with the provisions of the FSMA or the Listing Rules, to notify the Joint Global

Co-ordinators and upon the request of the Joint Global Co-ordinators to prepare and furnish without charge to each Underwriter as many copies as each Underwriter may from time to time reasonably request of amended Final Listing Particulars or a supplement to the Final Listing Particulars which will correct such statement or omission or effect such compliance;

(vi)             that it will not (and that it will use all reasonable endeavours to procure that no member of the Group will) at any time prior to the later of 40 days after the First Date of Delivery and 20 Business Days after the Stabilisation End Date circulate, distribute, publish, issue or make (nor authorise any other person so to do) any press or public announcement or advertisement, statement or communication, either individually or jointly with any other person, in relation to the Company or the Group or the Offer or otherwise relating to the assets, liabilities, profits, losses, financial or trading condition or the earnings, business affairs or business prospects of the Company or the Group (except for normal communications, advertisements, statements or announcements in the ordinary course of business and consistent with past practice), whether in response to enquiries or otherwise, without the prior consent of the Sponsors and the Joint Global Co-ordinators such consent not to be unreasonably withheld or delayed unless, in the reasonable judgment of the Company on the basis of legal advice and (if reasonably practicable) after notification to the Joint Global Co-ordinators, such announcement, advertisement, statement or communication is required by, or issued in accordance with, law or applicable regulation or any contractual undertaking or the requirement of any stock exchange including, without limitation, the FSMA, the Listing Rules, the Securities Act and the rules and regulations promulgated thereunder;

(vii)            to use all reasonable endeavours to obtain admission of the Offer Shares to the Official Lists of the UKLA and the ISE and for admission to trading of the Offer Shares on the London Stock Exchange’s market for listed securities by the First Time of Delivery. In this regard, the Sponsors shall provide such assistance to the Company as it reasonably requires;

(viii)           to the extent not previously provided, to provide to the Sponsors and the Joint Global Co-ordinators the documents listed in Annex A, in a form satisfactory to the Sponsors and the Joint Global Co-ordinators, on the date of this Agreement;

(ix)             not to be or become, at any time prior to the expiration of two years after Admission, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under the U.S. Investment Company Act of 1940;

(x)              in order that Offer Shares be eligible for resale pursuant to Rule 144A under the Securities Act, for so long as Offer Shares are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, at any time the Company is not subject to section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, furnish at its expense, upon request, to holders or beneficial owners of Offer Shares or to any prospective purchasers of Offer Shares designated by such holders or beneficial owners, the information required to be provided by Rule 144A(d)(4) under the Securities Act. The undertaking of the Company in this Subsection 6(a)(x) is intended to be enforceable by such holders, beneficial owners and prospective purchasers who are not parties to this Agreement by virtue of the Contracts (Rights of Third Parties) Act 1999 provided however that the parties to this Agreement may terminate or vary this Agreement in any way and at any time without the consent of any such person;

(xi)             during the period beginning on the date hereof and continuing to and including the date 180 days after the date of Admission, not to (and to procure that no member of the Group will) issue, offer, pledge, sell, contract to issue, pledge or sell, issue or grant options, rights or warrants in respect of, or otherwise dispose of or transfer, whether or not for consideration, directly or indirectly, (a) any Shares (or any legal or beneficial interest therein or right in respect thereof) or (b) any securities of the Company that are substantially similar to Shares (or any legal or beneficial interest in such securities or right in respect of such securities) including, without limitation, any securities that are convertible into or exchangeable for, or that represent the right (whether conditional or not) to receive, Shares or any such substantially similar securities, or do anything with the same or substantially the same economic effect as any of the foregoing (including, without limitation, a derivatives transaction), other than:

(A)       as expressly provided for by the other provisions of this Agreement or as expressly contemplated to take effect upon Admission by paragraph 2.4 in Part IX - Additional Information in the Final Listing Particulars;

(B)       pursuant to any of the employee share schemes described in paragraph 6 of Part IX - Additional Information in the Final Listing Particulars;

(C)       a disposal of any share by the Company pursuant to section 162D of the Companies Act; or

(D)       pursuant to the conversion of any Convertible Preference Share (as defined in the Listing Particulars) in issue immediately after Admission,

without the prior written consent of the Sponsors;

(xii)            during the period ending on the date of publication of the results of the Company for the 12 month period ending on 31 March, 2004, not to (and to use all reasonable endeavours to procure that no member of the Group will) make any public announcement, advertisement, statement or communication as is referred to in Subsection 6(a)(vi) above or relating to any matters, events or circumstances which may be necessary to be made known to the public in order to enable the shareholders of the Company and the public to appraise the position of the Company or to avoid the establishment of a false market in its securities, either individually or jointly with any other person, (but excluding any normal announcements, advertisements, statements or communications made in the ordinary course of business by the Company or any member of the Group) without first (A) notifying the Sponsors and the Joint Global Co-ordinators as to the content, form and manner of publication of such announcement, advertisement, statement or communication, (B) making available drafts of any such announcement, advertisement, statement or communication to the Sponsors and the Joint Global Co-ordinators in sufficient time prior to its publication to allow the Sponsors and the Joint Global Co-ordinators an opportunity to consider and comment on the same and (C) consulting with the Sponsors and the Joint Global Co-ordinators as to the content, form and manner of publication of such announcement, advertisement, statement or communication unless, in the reasonable judgment of the Company on the basis of legal advice and, if reasonably practicable, after notification to the Joint Global Co-ordinators, such announcement, advertisement, statement or communication is required by, or issued in accordance with, law or applicable regulation or any contractual undertaking or the requirement of any stock exchange including, without limitation, the FSMA, the Listing Rules, the Securities Act and the rules and regulations promulgated thereunder;

(xiii)           to comply with its obligations to the UKLA and the ISE, and under the Companies Act, to furnish financial statements to its shareholders;

(xiv)           save for the appointment of the Stabilising Manager, not to (and to cause each other member of the Group and any person acting on its or their behalf not to) take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilisation or manipulation of the price of any security of the Company; and

(xv)            during the period of two years after the First Date of Delivery, not to, and not permit any member of the Group to, resell in the United States any Shares which constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act that have been reacquired by any of them.

(b)           Each of the Selling Shareholders (other than, in relation to paragraph (iv) below, the Part B Selling Shareholders and Hazelview Limited to each of whom

Subsection 6(c)(i) below applies), severally and not jointly, agrees with each of the Underwriters and Sponsors:

(i)               to use all reasonable endeavours (so far as it or he has the ability to effect the following) to assist the Company to obtain admission of the Offer Shares to the Official Lists of the UKLA and the ISE and for admission to trading of the Offer Shares on the London Stock Exchange’s market for listed securities by the First Time of Delivery;

(ii)              promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Existing Shares for offering and sale under the securities laws of such jurisdictions as the Underwriters may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offer Shares so long as such Selling Shareholder (A) acting reasonably, agrees that the action proposed is desirable in the interests of the success of the Offer, (B) will not be required to incur material additional expenditure in connection therewith and (C) will not be required in connection therewith to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(iii)             to the extent not previously provided and so far as it has the ability to effect the following, to provide to the Sponsors and the Joint Global Co-ordinators or to procure the provision to the Sponsors and the Joint Global Co-ordinators of, the documents listed in Annex A, in a form satisfactory to the Sponsors, on the date of this Agreement;

(iv)             during the period beginning on the date hereof and continuing to and including the date 180 days after the date of Admission, not to offer, pledge, sell, contract to pledge or sell, issue or grant options, rights or warrants in respect of, or otherwise dispose of or transfer, whether for consideration or not, directly or indirectly, (a) any Shares (or any legal or beneficial interest therein or right in respect thereof) or (b) any securities of the Company that are substantially similar to Shares (or any legal or beneficial interest in such securities or right in respect of such securities) including but not limited to any securities that are convertible into or exchangeable for, or that represent the right (whether conditional or not) to receive, Shares or any such substantially similar securities, or do anything with the same or substantially the same economic effect as any of the foregoing (including, without limitation, a derivatives transaction), other than:

(A)       as expressly provided for by the other provisions of this Agreement;

(B)       to the extent that such action is in respect of Shares or other securities of the Company acquired by the Selling Shareholder following Admission;

(C)       a transfer or disposal of Shares pursuant to a compromise or arrangement between the Company and its creditors and/or members or any class of them which is agreed by the creditors and/or members (as the case may be) and sanctioned by the court under sections 425 to 427A of the Companies Act;

(D)       a transfer of any Shares (or interest in any Shares) to any of its Affiliates or from an Affiliate to another Affiliate provided that, prior to any such transfer, the relevant Affiliate has entered into an undertaking in writing in favour of the Underwriters and Sponsors on the same terms as this Subsection 6(b)(iv) and in a form reasonably satisfactory to the Sponsors; or

(E)        the acceptance of a takeover offer (as defined in section 428 of the Companies Act) for the ordinary share capital of the Company or the provision of an irrevocable undertaking to accept such an offer, without the prior written consent of the Sponsors;

(v)              save for the Company’s appointment of the Stabilising Manager, not to (and not to cause its Affiliates and any person acting on its or their behalf to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilisation or manipulation of the price of any security of the Company.

(c)           Each of the Directors, each Part B Selling Shareholder who is not also a Director and Hazelview Limited respectively agrees with each of the Underwriters and Sponsors:

(i)               during the period beginning on the date hereof and continuing to and including 31 December, 2004, not to offer, pledge, sell, contract to pledge or sell, issue or grant options, rights or warrants in respect of, or otherwise dispose of or transfer, whether for consideration or not, directly or indirectly, (a) any Shares (or any legal or beneficial interest therein or right in respect thereof) or (b) any securities of the Company that are substantially similar to Shares (or any legal or beneficial interest in such securities or right in respect of such securities) including but not limited to any securities that are convertible into or exchangeable for, or that represent the right (whether conditional or not) to receive, Shares or any such substantially similar securities, or do anything with the same or substantially the same economic effect as any of the foregoing (including, without limitation, a derivatives transaction), other than:

(A)       as expressly provided for by the other provisions of this Agreement;

(B)       to the extent that such action is in respect of Shares or other securities of the Company acquired by such person following Admission (other than (a) Shares acquired pursuant to arrangements described in paragraph 3 of Part IX of the Final Listing Particulars, to the extent (if at all) acquired following Admission and (b) Shares or other securities acquired following Admission pursuant to any of the employee share schemes described in paragraph 6 of Part IX of the Final Listing Particulars);

(C)       a transfer or disposal of Shares pursuant to a compromise or arrangement between the Company and its creditors and/or members or any class of them which is agreed by the creditors and/or members (as the case may be) and sanctioned by the court under sections 425 to 427A of the Companies Act;

(D)       in the case of a Director, a transfer of any Shares (or interest in Shares) to any connected person (as defined in section 346 of the Companies Act) provided that, prior to any such transfer, such person has entered into an undertaking in writing in favour of the Underwriters and Sponsors on the same terms as this Subsection 6(c)(i) (and, in the case of Con Scanlon and John Conroy, additionally on the same terms as Subsection 6(c)(ii) below) and in a form reasonably satisfactory to the Sponsors;

(E)        in the case of a Part B Selling Shareholder who is not also a Director, a transfer of any Shares (or interest in Shares) to any person who would be a connected person (as defined in Section 346 of the Companies Act) of such Part B Selling Shareholder if such Part B Selling Shareholder were a director of the Company at the time of the transfer, provided that, prior to any such transfer, such transferee has entered into an undertaking in writing in favour of the Underwriters and Sponsors on the same terms as this Subsection 6(c)(i) and in a form reasonably satisfactory to the Sponsors;

(F)        the acceptance of a takeover offer (as defined in section 428 of the Companies Act) for the ordinary share capital of the Company or the provision of an irrevocable undertaking to accept such an offer;

(ii)              in the case of Con Scanlon and John Conroy only (each being, for the purpose of this Subsection 6(c)(ii), an “Extended Lockee“) during the period beginning on and including 1 January, 2005 and continuing to and including 31 December, 2005, not to offer, pledge, sell, contract to pledge or sell, issue or grant options, rights or warrants in respect of, or otherwise dispose of or transfer, whether for consideration or not, directly or indirectly, (a) any Shares (or any legal or beneficial interest therein or right in respect thereof) or (b) any securities of the Company that are substantially similar to Shares (or any legal or beneficial interest in such securities or right in respect of such securities) including but not limited to any securities that are convertible into or exchangeable for, or that represent the right (whether conditional or not) to receive, Shares or any such substantially similar securities, or do anything with the same or substantially the same economic effect as any of the foregoing (including, without limitation, a derivatives transaction), other than:

(A)       to the extent that such action would not result in the aggregate number of Lock-up Shares beneficially owned by the Extended Lockee amounting to 50 per cent. or less of his Initial Lock-up Shares.  For the purpose of this Subsection 6(c)(ii), “Lock-up Shares“ means any Shares beneficial ownership in which was acquired on or before Admission or following Admission pursuant to the arrangements described in paragraph 3 of Part IX - Additional Information of the Final Listing Particulars and “Initial Lock-up Shares“ means:

(a)           in the case of Con Scanlon - 375,000 Shares; and

(b)           in the case of John Conroy - 125,000 Shares;

(B)       to the extent that such action is in respect of Shares or other securities of the Company acquired by the Extended Lockee following Admission (other than (a) Shares acquired pursuant to arrangements described in paragraph 3 of Part IX - Additional Information of the Final Listing Particulars, to the extent (if at all) acquired following Admission and (b) Shares or other securities acquired following Admission pursuant to any of the employee share schemes described in paragraph 6 of Part IX - Additional Information of the Final Listing Particulars);

(C)       a transfer or disposal of Shares pursuant to a compromise or arrangement between the Company and its creditors and/or members or any class of them which is agreed by the creditors and/or members (as the case may be) and sanctioned by the court under sections 425 to 427A of the Companies Act;

(D)       a transfer of any Shares (or interest in Shares) to any connected person (as defined in section 346 of the Companies Act) provided that, prior to any such transfer, such person has entered into an undertaking in writing in favour of the Underwriters on the same terms as this Subsection 6(c)(ii) and in a form reasonably satisfactory to the Sponsors;

(E)        the acceptance of a takeover offer (as defined in section 428 of the Companies Act) for the ordinary share capital of the Company or the provision of an irrevocable undertaking to accept such an offer, without the prior written consent of the Sponsors;

(iii)             in the case of a Director, save for the Company’s appointment of the Stabilising Manager, not to (and to cause his connected persons (as defined in section 346 of the Companies Act) and any person acting on his or their behalf not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilisation or manipulation of the price of any security of the Company; and

(iv)             in the case of a Part B Selling Shareholder who is not also a Director, not to (and to cause (A) such persons who would be his “connected persons” (as defined in section 346 of the Companies Act) were he a director of the Company and (B) any person acting on his or their behalf not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilisation or manipulation of the price of any security of the Company.

7.            Commission, Fees and expenses

(a)           Subject to the conditions in Section 8 having been satisfied or waived (in accordance with Section 8), the obligations of the Underwriters under Section 3(a)(i) and Subsection 5(f) of this Agreement having been fully performed (in the case of Subsection 5(f) against and subject to compliance by the other parties to this Agreement with their obligations under Section 5 and this Section 7) and this Agreement not having been terminated prior to Admission in accordance with Section 10 or Section 11 the Company undertakes to pay or cause to be paid on the First Date of Delivery to Goldman Sachs International (on behalf of the Underwriters and, as the case may be, the Irish Brokers in respect of the IB Principal New Shares) commission of 3.5 per cent. of the amount equal to the Offer Price multiplied by the aggregate number of New Shares, together with an amount equal to any applicable VAT in accordance with Section 17.

(b)           Subject to the conditions in Section 8 having been satisfied or waived (in accordance with Section 8), the obligations of the Underwriters under Section 3(a)(ii) and Subsection 5(f) having been fully performed (in the case of Subsection 5(f) against and subject to compliance by the other parties to this Agreement with their obligations under Section 5 and this Section 7) and this Agreement not having been terminated prior to Admission in accordance with Section 10 or Section 11 each Selling Shareholder shall pay or cause to be paid on the First Date of Delivery to Goldman Sachs International (on behalf of the Underwriters and, as the case may be, the Irish Brokers in respect of the IB Principal Existing Firm Shares) commission of 3.5 per cent. of the amount equal to the Offer Price multiplied by the total number of Existing Firm Shares to be sold by that Selling Shareholder under this Agreement, together with an amount equal to any applicable VAT in accordance with Section 17.

(c)           Subject to “X” being calculated to be greater than zero in accordance with Subsection 3(d), the conditions in Schedule V having been satisfied or waived

(in accordance with Schedule V) and the obligations of the Underwriters under Subsection 3(d) having been fully performed each Greenshoe Shareholder shall pay or cause to be paid, by means of off-set against payments made by the Stabilising Manager pursuant to Section 5(h), on the Stabilisation Delivery Date to the Stabilising Manager (on behalf of the Underwriters) commission of 3.5 per cent. of the amount equal to the Offer Price multiplied by its Agreed Proportion of the number of Optional Shares to be sold by that Greenshoe Shareholder under Subsection 3(d), together with an amount equal to any applicable VAT in accordance with Section 17.

(d)           Goldman Sachs International (on behalf of the Underwriters) may deduct the relevant amount of the commissions payable pursuant to Subsections 7(a) and (b) and the expenses referred to in Subsection 7(e)(iii), (iv) and (vii) below, together with an amount equal to any applicable VAT in accordance with Section 17, from the relevant payments to be made by the Underwriters under Section 5 of this Agreement.  Goldman Sachs International will distribute the amounts so deducted to the Underwriters on a basis as agreed among the Underwriters or, in the case of the fees payable to the ISE and UKLA, remit such sums to the ISE and UKLA (or, as the case may be, retain such sums to the extent that it has already paid such fees on behalf of the Company).  Deduction of these amounts by Goldman Sachs International will discharge the Company’s and the Selling Shareholders’ obligations to pay or authorise payment of those amounts, but only to the extent of the amounts deducted and no further.

(e)           The Company agrees with the Underwriters that the Company will pay or cause to be paid (together with an amount equal to any applicable VAT in accordance with Section 17) the following:

(i)               the fees, disbursements and expenses of the Company’s counsel, accountants and other advisers and agents in connection with the Offer and/or the arrangements contemplated by this Agreement and all refinancing and/or restructuring arrangements and all other expenses in connection with the preparation, printing and (where relevant) filing of each of the Final Listing Particulars and the Pathfinder Listing Particulars and any amendments and supplements to either and the delivery of copies thereof to the Underwriters;

(ii)              all filing fees and related expenses in connection with the qualification of Shares for offering and sale under relevant securities laws as provided in Subsection 6(a)(iii) and Subsection 6(b)(ii) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification;

(iii)             all fees and expenses in connection with the admission of Shares to the Official Lists of the ISE and the UKLA and admission to trading on the London Stock Exchange;

(iv)             to Goldman Sachs International on behalf of the Underwriters on the First Date of Delivery, for the account of the several Underwriters, an amount equal to all out-of-pocket expenses incurred by the Underwriters under or in connection with this Agreement or the Offer as notified by Goldman Sachs International to the Company by no later than one Business Day prior to the First Date of Delivery provided that the amount paid by the Company hereunder in respect of the professional fees of the legal advisers to the Underwriters shall not exceed €2,650,000 (plus an amount in respect of any applicable VAT);

(v)              the fees and expenses of the Registered Agent (as defined in Section 19 hereof);

(vi)             the cost of preparing share certificates;

(vii)            all costs and expenses relating to investor roadshows;

(viii)           the costs and expenses of the Registrar and any transfer agent; and

(ix)             all other costs and expenses incidental to the performance of the Company’s obligations under this Agreement which are not otherwise specifically provided for in this Section 7.

(f)            Each Selling Shareholder agrees with one another and with each of the Underwriters that such Selling Shareholder will pay or cause to be paid all costs and expenses incidental to the performance of such Selling Shareholder’s obligations hereunder including but not limited to (i) any fees and expenses of counsel for such Selling Shareholder and (ii) all expenses and (to the extent provided for in Section 17) taxes incidental to the sale and delivery of the Offer Shares to be sold by such Selling Shareholder to purchasers procured by the Underwriters or to the Underwriters themselves in accordance with this Agreement or to the Irish Brokers or to the Stabilising Manager.

(g)           Notwithstanding that the Underwriters (other than, in respect of the IB Principal Shares, the Irish Brokers) may, for certain purposes, be acting as agent or otherwise for the Company and the Selling Shareholders in connection with the Offer, each of them may retain any commissions, fees or other amounts payable to it by the Company or any of the Selling Shareholders and any other commissions or benefits it receives in connection with the Offer or any other arrangements contemplated by this Agreement, for its own account. Any Offer Shares which an Underwriter is obliged to acquire hereunder may be retained or dealt with by it for its own account in its absolute discretion.

8.            Conditions

The obligations of the Underwriters under this Agreement, with respect to the Offer Shares to be delivered at the First Time of Delivery, shall be subject to the following conditions:

(a)           all representations and warranties of the Company, the Directors and the Selling Shareholders as set out in Section 1 herein being true and accurate as at such

Time of Delivery as though (subject to Subsections 1(h) and 1(i)) they had been given and made at such time by reference to the circumstances at the relevant time;

(b)           each of the Company, the Directors and the Selling Shareholders having performed all of its or his obligations under this Agreement to be performed prior to such Time of Delivery;

(c)           Arthur Cox, Slaughter and May and Sullivan & Cromwell LLP, respectively Irish, English and U.S. counsel for the Underwriters, shall have furnished to the Underwriters their written opinion or opinions, in the form agreed with the Sponsors by the date of this Agreement, dated the First Date of Delivery;

(d)           Freshfields Bruckhaus Deringer, U.S. counsel for the Company, shall have furnished to the Underwriters their written opinion, dated the First Date of Delivery, in the agreed form;

(e)           Freshfields Bruckhaus Deringer, English counsel for the Company, shall have furnished to the Underwriters their written opinion, dated the First Date of Delivery, in the agreed form;

(f)            A&L Goodbody, Irish counsel for the Company, shall have furnished to the Underwriters their written opinion, dated the First Date of Delivery, in the agreed form;

(g)           the respective counsel for each of the Selling Shareholders (other than the Part B Selling Shareholders and The Goldman Sachs Group, Inc.), as indicated in Schedule II hereto, each shall have furnished to the Underwriters their written opinion, dated the First Date of Delivery, in the agreed form;

(h)           Willkie Farr & Gallaher, counsel for the Company in relation to FCC matters, Debevoise & Plimpton, counsel to the Company in relation to the Consent Solicitation in relation for the Notes (as defined in (k) below) of Valentia Telecommunications upc and eircom Funding upc (the “Consent Solicitation“) and O’Donnell Sweeney, counsel to the ESOT, shall have furnished to the Underwriters their respective written opinions, dated the First Date of Delivery, in the agreed form;

(i)            PwC will have furnished to the Underwriters duly signed letters, dated the First Date of Delivery, in form and substance satisfactory to the Sponsors and the Joint Global Co-ordinators, to provide comfort on the absence of any material changes in the financial and trading position of the Group and on the matters contemplated in the U.S. Statement of Auditing Standards No. 72 with respect to the financial statements and certain financial information contained in the Listing Particulars;

(j)            the senior credit facilities agreement relating to the New Senior Credit Facilities having been duly executed by each of the parties thereto and being enforceable by each of the parties thereto in accordance with its terms subject to (A) applicable insolvency laws or other similar laws affecting the enforcement of creditors’ rights generally and (B) the discretionary availability of equitable remedies and not being terminated or rescinded; and the availability of funds under the term loan facility thereunder having been confirmed in writing by the Facility Agent as being conditional only on Admission;

(k)           the consent sought under the Consent Solicitation having been obtained and being unconditional in all respects and indentures supplemental to the indentures governing the senior notes issued by Valentia Telecommunications upc and the senior subordinated notes issued by eircom Funding upc (together, the “Notes“) having been duly executed and being enforceable against the parties thereto in accordance with their respective terms subject to (A) applicable insolvency laws or other similar laws affecting the enforcement of creditors’ rights generally and (B) the discretionary availability of equitable remedies and not being terminated or rescinded and being unconditional in all respects;

(l)            the Company and the Selling Shareholders shall have furnished or caused to be furnished to the Sponsors and the Joint Global Co-ordinators at such Time of Delivery, certificates (which, in the case of each Selling Shareholder who is a natural person shall be signed by or on behalf of such person and, in the case of the Company and the other Selling Shareholders, shall be signed by an officer thereof or, pursuant to a Power of Attorney, an attorney), in the agreed form, as to the truth and accuracy of the representations and warranties of the Company and the Selling Shareholders, respectively, herein at and as of such Time of Delivery as though they had been given and made at such time by reference to the circumstances at the relevant time and as to the performance by the Company and the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery;

(m)          the Company will have complied with the provisions of Subsection 6(a)(v) with respect to the furnishing of Final Listing Particulars on the Business Day following the date of this Agreement;

(n)           the documents set out in Annex A having been delivered by the Company or other relevant party in accordance with Subsection 6(a)(viii);

(o)           the Company shall have obtained and delivered to the Underwriters duly executed copies of a lock-up agreement from eircom ESOP Trustee Limited in the agreed form;

(p)           the Final Listing Particulars being approved pursuant to the Listing Rules by the ISE and the UKLA not later than 2 p.m. on the date of this Agreement (or such later time as the Sponsors may agree with the Company);

(q)           the Final Listing Particulars being delivered to the Registrar of Companies in accordance with section 83 of the FSMA and the Registrar of Companies in Ireland in accordance with the European Communities (Stock Exchange) Regulations, 1984 (as amended) not later than 4.00 p.m. on the date of this Agreement (or such later time as the Sponsors may agree with the Company);

(r)            any supplementary listing particulars which may be required pursuant to Section 81 of the FSMA or the Listing Rules being approved by the UKLA or, as the case may be, the ISE, published in accordance with the Listing Rules and filed in accordance with section 83 of the FSMA and in accordance with the European Communities (Stock Exchange) Regulations, 1984 (as amended);

(s)           the letter from the ESOT to the Company relating to the application for Ordinary Shares and Convertible Preference Shares (the “ESOT Share Application Letter”) being enforceable in accordance with its terms and the availability of funds to satisfy the undertaking to pay therein being demonstrated to the satisfaction of the Sponsors and the Joint Global Co-ordinators; and

(t)            admission of Shares occurring by no later than 8.00 a.m. on 24 March, 2004, or such later time and/or date as the Company and the Sponsors may agree in writing.

Each of the Company and the Selling Shareholders severally undertakes to the Underwriters to use all reasonable endeavours to procure (so far as it lies within its power) that each of the Conditions applicable to it is fulfilled by the due time (if any) for its fulfilment.

If any of the Conditions specified in this Section 8 are not fulfilled when and as provided in this Agreement or (except in the case of those set out in Subsections 8(p), 8(q), 8(r) and 8(t)) waived in writing by the Sponsors and the Joint Global Co-ordinators (in their absolute discretion) on behalf of the Underwriters, this Agreement and all obligations of the parties under this Agreement will, except as provided in Section 13, forthwith cease to have any effect and will terminate.

9.            Indemnification

(a)           The Company agrees to indemnify and hold harmless each Underwriter Indemnified Person (as defined in Subsection 9(o) below) from and against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter Indemnified Person may become subject, under common law or the Companies Act, Irish Companies Acts, the FSMA, the European Communities (Stock Exchange) Regulations, 1984 (as amended), the Listing Rules, the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)               (A) a failure or alleged failure of the Final Listing Particulars, the Pathfinder Listing Particulars, any amendment or supplement to the Pathfinder Listing Particulars or the Final Listing Particulars, the press announcements dated February 26, 2004, March 4, 2004, the press announcement in the agreed form to be dated the date of this Agreement and the Formal Notice (the foregoing documents and announcements being, together, the “Offer Documents“) to contain or fairly present all information required to be contained therein or (B) the existence of an untrue statement or alleged untrue statement of a material fact in any Offer Document or (C) the omission or alleged omission of any Offer Document to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(ii)              any breach or alleged breach by the Company of its obligations under this Agreement (including any breach or alleged breach by the Company of the representations, warranties or undertakings contained or referred to in this Agreement or any circumstances which constitute such a breach), and, in each case, will reimburse each Underwriter Indemnified Person for any legal or other expenses reasonably incurred by such Underwriter Indemnified Person in connection with investigating or defending any action, suit, proceeding (including any government or regulatory investigation), claim or demand (each an “Action“) relating thereto as such expenses are incurred; provided however that the Company will not be liable in any such case to the extent that the loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Offer Document in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter Indemnified Person through the Joint Global Co-ordinators expressly for use therein.

(b)           Each of the Selling Shareholders, severally and not jointly, agrees to indemnify and hold harmless each Underwriter Indemnified Person from and against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter Indemnified Person may become subject, under common law or the Companies Acts, the Irish Companies Act, the FSMA, the European Communities (Stock Exchange) Regulations, 1984 (as amended) , the Listing Rules, the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)               (A) the existence of an untrue statement or alleged untrue statement of a material fact in any Offer Document or (B) the omission or alleged omission of any Offer Document to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each such case only with respect to untrue statements or omissions or alleged untrue statements or omissions in any Offer Document made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Shareholder expressly for use therein;

(ii)              any breach or alleged breach by such Selling Shareholder of its obligations under this Agreement (including any breach or alleged breach by such Selling Shareholder of the representations, warranties or undertakings contained or referred to in this Agreement or any circumstances which constitute such a breach);

and, in each case, will reimburse each Underwriter Indemnified Person for any legal or other expenses reasonably incurred by such Underwriter Indemnified Person in connection with investigating, preparing for or defending any Action relating thereto as such expenses are incurred.

(c)           Save for matters which are the subject of the indemnities in Subsection 9(a), Subsection 9(b) or Section 17, the Company agrees to indemnify and hold harmless each Underwriter Indemnified Person from and against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter Indemnified Person may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)               the communication, distribution, issue or approval of documents or materials on behalf of the Company in connection with the offering or sale of the Offer Shares (including, without limitation, the issue or approval for the purpose of section 21 of the FSMA of the announcements made on February 26, 2004 and March 4, 2004 and any other financial promotion);

(ii)              in the case of Goldman Sachs International and Morgan Stanley & Co. International Limited, acting as Sponsors;

(iii)             any failure or alleged failure by the Company or any of the Directors or their respective agents, employees or professional advisers to comply with the FSMA, the Irish Companies Acts, the European Communities (Stock Exchange) Regulations, 1984 (as amended), the European Communities (Transferable Securities and Stock Exchange) Regulations, 1992 or the Listing Rules or any other requirements of applicable statute or regulation in relation to the Offer;

(iv)             the carrying out by an Underwriter Indemnified Person of any of its obligations or services under or in connection with this Agreement or the offering or sale of the Offer Shares on, prior to or after the date of this Agreement save where the relevant losses, claims, damages or liabilities arise out of or are based upon circumstances where the Underwriter Indemnified Person has acted solely and exclusively as agent of the Selling Shareholders or any of them and not also as Sponsor to, or agent of, the Company whether or not such acts or omissions occurred or arose prior to, or occur or arise on or after, the date of this Agreement and, in each case, will reimburse each Underwriter Indemnified Person for any legal or other expenses reasonably incurred by such Underwriter Indemnified Person in connection with investigating, preparing for or defending any Action relating thereto as such expenses are incurred; provided however that:

(A)          no liability shall arise under this Subsection 9(c) in any such case to the extent that any such loss, claim, damage or liability arises, as determined in a final judgment by a court of competent jurisdiction, as a result of the gross negligence, wilful default or bad faith of such Underwriter Indemnified Person or of an Associated Indemnified Person (as defined in Subsection 9(o) below) of such Underwriter Indemnified Person; and

(B)          no liability shall arise under this Subsection 9(c) in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Offer Document in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter Indemnified Person through the Joint Global Co-ordinators expressly for use therein; and

(C)          no liability shall arise under this Subsection 9(c) in respect of (i) any liability to tax or amount in respect of tax arising in connection with the Offer or arising in connection with the acquisition, holding, disposal or transfer of, or agreement to transfer, any Share acquired in connection with the Offer or (ii) any liability to tax on actual net income, profits or gains.

(d)           Neither the Company nor the Selling Shareholders shall be liable under Subsection 9(a), Subsection 9(b) or Subsection 9(c) in respect of:

(i)               any unrealised or realised loss in market value of any Shares which an Underwriter Indemnified Person acquires pursuant to this Agreement or any expense of sale or other disposal of such Shares incurred by an Underwriter Indemnified Person; or

(ii)              any unrealised or realised loss or expense incurred by the Stabilising Manager in Stabilisation Transactions

unless (but only to the extent that) such loss or expense results from or is attributable to or would not have arisen but for (in each case directly or indirectly) the neglect or default of the Company or, as the case may be, such Selling Shareholder or any breach by the Company or, as the case may be, such Selling Shareholder of any of its obligations under this Agreement (including, without limitation, any breach of the representations, warranties and agreements in Subsection 1(a) or (b)).

(e)           Each Underwriter severally agrees to indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under common law or the Companies Act, the Irish Companies Acts, the European Communities (Stock Exchange) Regulations, 1984 (as amended) and the European Communities (Transferable Securities and Stock Exchange) Regulations, 1992, the FSMA, the Listing Rules, the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or a material fact contained in any Listing Particulars, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Listing Particulars, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Joint Global Co-ordinators expressly for use therein; and severally agrees to reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder in connection with investigating, preparing for or defending any such action or claim as such expenses are incurred.

(f)            If any Action shall be brought or asserted against any person in favour of whom an indemnity is provided pursuant to this Section 9 (an “indemnified person“), the indemnified person shall notify each party who has provided such indemnity (an “indemnifying party“) in writing of such Action. Where the indemnified person has notified an indemnifying party of such an Action, the indemnifying party will be entitled to participate therein and, to the extent that it shall wish, to assume the defence thereof, jointly with any other indemnifying party similarly notified who wishes to assume the defence thereof, with counsel reasonably satisfactory to the indemnified person (which shall not, except with the consent of the indemnified person, be counsel to the indemnifying party). After notice from the indemnifying party to such indemnified person of its election so to assume the defence thereof, the indemnifying party shall not be liable to such indemnified person under this Section 9 for any expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified person, in connection with the defence of the Action save to the extent that an actual or potential conflict of interest between the indemnified person and the indemnifying party arises in the defence of the Action (in which case the reasonable costs of another law firm (if any) instructed by the indemnified person shall be reimbursed by the indemnifying party). No indemnifying party shall, without the written consent of the indemnified person, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any Action in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified person is an actual or potential party to such Action) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified person from all liability arising out of such Action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified person.

(g)           Failure on the part of an indemnified person to notify an indemnifying party in accordance with Subsection (f) shall not relieve the indemnifying party from any liability under this Section 9 to the indemnified person (unless the indemnifying party is materially prejudiced as a result of such failure, but then only to the extent of the prejudice) and, in any event, shall not relieve the indemnifying party from any liability which it may have otherwise than on account of any indemnity it gives pursuant to this Section 9 provided however that it shall so relieve the indemnifying person in respect of an Action in circumstances where the indemnified person has failed to notify the indemnifying person of the Action in accordance with Subsection (f) and settles such Action without the prior written consent of the indemnifying person.

(h)           If any indemnification provided for in this Section 9 is for any legal reason unavailable to or insufficient to hold harmless an indemnified person under Subsection (a), (b),(c) or (e) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by (i) the Company on the one hand and the Underwriter Indemnified Persons on the other hand from the offering of the New Shares or, as the case may be, (ii) the Selling Shareholders on the one hand and the Underwriter Indemnified Persons on the other hand from the offering of the Existing Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified person failed to give the notice required under Subsection 9(f) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of (i) the Company on the one hand and the Underwriter Indemnified Persons on the other hand or, as the case may be, (ii) the Selling Shareholders on the one hand, and the Underwriter Indemnified Persons on the other hand, in connection with the statements, omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by (i) the Company and the Underwriter Indemnified Persons or, as the case may be, (ii) the Selling Shareholders and the Underwriter Indemnified Persons, shall be deemed to be in the same proportion as the total net proceeds from the offering of, respectively, the New Shares or the Existing Shares issued or sold pursuant to this Agreement (before deducting expenses) received by (i) the Company or (ii) the Selling Shareholders bear to the total underwriting commissions received by the Underwriters with respect to, respectively, the New Shares or the Existing Shares, in each case as set forth in the Final Listing Particulars.  The relative fault shall be determined by reference to, among other things, whether an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or, as the case may be, the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection (h) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection (h).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Subsection (h) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this

Subsection (h), (i) no Underwriter will be required to contribute any amount in excess of the amount by which the total price at which the Offer Shares underwritten, and/or agreed to be acquired, by it and distributed to investors were offered to investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, (ii) no indemnified party will be entitled to recover more by way of contribution under this Subsection (h) than it would have been able to recover had the indemnities in Subsections (a) and (c) been available against the Company, in Subsection (b) been available against the Selling Shareholders and in Subsection (e) been available against the Underwriters and (iii) no indemnifying party will be liable to pay any amount pursuant to this Subsection (h) in excess of the amount it would have been liable to pay had the indemnities in Subsection (a) and (c), in the case of the Company, Subsection (b), in the case of the Selling Shareholders, or Subsection (e) in the case of the Underwriters, been available to the relevant indemnified party or parties.  No person guilty of fraudulent misrepresentation will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations (and accordingly those of the relevant Underwriter Indemnified Persons) in this Subsection (h) to contribute are several in proportion to their respective underwriting obligations in relation to the New Shares and the Existing Firm Shares and not joint.  The Selling Shareholders’ obligations in this Subsection (h) to contribute are several in proportion to their respective obligations to sell Existing Shares and not joint.

(i)            The Company, the Directors and the Selling Shareholders will not make any claim against any Underwriter or any of the other Underwriter Indemnified Persons to recover any loss, claim, damage or liability which the Company, the Directors or any of the Selling Shareholders or any other person may suffer or incur by reason of or arising out of the carrying out or the performance by any Underwriter Indemnified Person, or on their behalf, of their obligations or services under this Agreement or in connection with the offer of the Offer Shares on, prior to or after the date of this Agreement except (other than in connection with the matters referred to in paragraphs (i) and (ii) of Subsection 9(a)) to the extent that such loss, claim, damage or liability arises, as determined in a final judgment by a court of competent jurisdiction, from the gross negligence, wilful default or bad faith of such Underwriter Indemnified Person or an Associated Indemnified Person of such Underwriter Indemnified Person.

(j)           (i)             The degree (if any) to which any Underwriter Indemnified Person shall be entitled to rely on the work of any adviser to the Company or any other third party will be unaffected by any limitation which the Company, any of the Selling Shareholders or any Director may have agreed regarding the extent to which any of the Directors, any of the Selling Shareholders and/or the Company and/or their respective subsidiary undertakings or Affiliates may claim against any such adviser or other third party and/or any waiver or release of any right of the Company, any of the Selling Shareholders or any of the Directors so to claim (a “Limitation“).

(ii)              Where any damage or loss is suffered by the Company or a Selling Shareholder for which any Underwriter Indemnified Person would otherwise be jointly and severally liable, with any third party or parties which has or have the benefit of a Limitation, to the Company or any of its subsidiaries, subsidiary undertakings or associates or to the Selling Shareholder (as the case may be), the extent to which such damage or loss will be recoverable from the Underwriter Indemnified Person shall be limited so as to be in proportion to the contribution of the Underwriter Indemnified Person and its Associated Indemnified Persons to the overall fault for such damage or loss, as agreed by such person or persons or, in the absence of agreement, as finally determined by a court of competent jurisdiction but, in any event, such Underwriter Indemnified Person and its Associated Indemnified Persons shall have no greater liability than if the Limitation did not apply.

(k)           Each Underwriter Indemnified Person which is not a party to this Agreement may enforce his or its rights under this Section 9 by virtue of the Contracts (Rights of Third Parties) Act 1999.  Such persons may only enforce their rights under this Agreement in any given case if the Underwriter with whom such Underwriter Indemnified Person is affiliated as an Associated Indemnified Person agrees (without obligation) to take sole conduct of any action on behalf of any such Underwriter Indemnified Person. None of the Underwriters will have any liability to any such person for any action or inaction under or pursuant to this Agreement. The parties to this Agreement may terminate or vary this Agreement in any way and at any time without the consent of any such person.

(l)            Nothing in this Section 9 operates to exclude or restrict any duty or liability which any of the parties may have under the FSMA and which it may not lawfully exclude or restrict.

(m)          No claim will be brought by an indemnified party or any of its respective subsidiary undertakings or associates against any director or any other officer and/or employee of any indemnifying party in respect of any conduct, action or omission by the individual concerned in connection with this Agreement or any of the other arrangements contemplated by the Offer Documents or this Agreement, provided however that this Subsection 9(m) shall not apply to any claim brought against any director or any other officer and/or employee of any indemnifying party in respect of such individual’s fraud or wilful default.

(n)           For the avoidance of doubt:

(i)               the provisions of this Section 9 are subject to the limitations in Subsections (k) to (n) (inclusive) of Section 1; and

(ii)              an Underwriter Indemnified Person will not seek to recover any amount paid by way of indemnity under Subsection (e) or by way of contribution under Subsection (h) (where Subsection (e) is unavailable or insufficient) pursuant to Subsection (a), (b) or (c).

(o)           The obligations of the Company and the Selling Shareholders under this Section 9 shall be in addition to any liability which the Company and the respective Selling Shareholders may otherwise have.  Such obligations shall, in addition, extend, upon the same terms and conditions, to each person, if any, who is the ultimate parent company of any Underwriter or Sponsor, or the subsidiary or subsidiary undertaking of such parent, or who controls any Underwriter or Sponsor within the meaning of Section 15 of the Securities Act or is the director, officer or employee of any such person (each such person (an “associate”), as well as each Underwriter and Sponsor, an “Underwriter Indemnified Person“); and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person who controls the Company or any Selling Shareholder within the meaning of Section 15 of the Securities Act.  The expression “Associated Indemnified Person” shall mean, in relation to any given Underwriter Indemnified Person, an Underwriter Indemnified Person who is an Underwriter Indemnified Person by virtue of being an associate of the same Underwriter or Sponsor.  References in this Agreement to an “Underwriter Indemnified Person” and an “Associated Indemnified Person” shall not include The Goldman Sachs Group, Inc.

(p)           The provisions of Subsection 9(c) shall replace the indemnity provisions contained in the letter from eircom Group plc to the Sponsors dated 26th February, 2004 (the “Indemnity Letter”).  Such letter shall terminate and any liability thereunder shall be extinguished provided that such extinction shall be without prejudice to this Subsection 9(c) and to Section 1 above which Subsection and Section shall apply to all facts, matters and circumstances which may have given rise to any liability under the Indemnity Letter.

10.          Termination

If at any time on or before Admission:

(a)           it shall come to the notice of the Sponsors or the Joint Global Co-ordinators that any statement of a material fact contained in the Listing Particulars is or has become untrue, incorrect or misleading in any respect, or any matter has arisen, which would, if the Offer were made at that time, constitute a material omission from the Listing Particulars, and which in any such case the Sponsors and the Joint Global Co-ordinators acting in good faith consider to be material and prejudicial in the context of the Offer; or

(b)           on or after the date of this Agreement (i) a downgrading shall have occurred in the rating accorded to the debt securities of the Company or any other member of the Group by “any nationally recognised statistical rating organisation” as that term is defined by the SEC for the purposes of Rule 436(g)(2) of the Securities Act or (ii) any such rating agency shall have publicly announced or given notice to the Company or any other member of the Group  or to any Underwriter that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of the Company or any other member of the Group; or

(c)           (A) in the bona fide opinion of the Sponsors and the Joint Global Co-ordinators there shall have been any material adverse change, or any development involving a material adverse change, (in each case whether or not foreseeable at the date of this Agreement) in the condition, financial or otherwise, or in the earnings, business affairs or business or financial prospects of the Group (for the avoidance of doubt, considered as one enterprise), whether or not arising in the ordinary course of business or (B) there shall have occurred a suspension of, or material limitation in, trading in the securities of the Company or any other member of the Group on the ISE or the Luxembourg Stock Exchange (other than as a consequence of a suspension or limitation referred to in part (A) of paragraph (iv) below); or

(d)           on or after the date hereof there shall have occurred any of the following: (A) a suspension or material limitation in trading in securities generally on the ISE, the London Stock Exchange, the New York Stock Exchange or NASDAQ; (B) a general moratorium on commercial banking activities in London, Dublin or New York declared by the relevant authorities, a general moratorium on commercial banking activities declared by the European Central Bank or a material disruption in commercial banking or securities settlement or clearance services in the United Kingdom, Ireland or the United States; (C) the outbreak or escalation of hostilities, or incidence of terrorist action, involving the United Kingdom, Ireland or the United States or the declaration by the United Kingdom, Ireland or the United States of a national emergency or war; or (D) the occurrence of any other calamity or crisis; or (E) any change in financial, political or economic conditions or currency exchange rates or controls in the United Kingdom, Ireland, the United States or elsewhere, if in the case of (C) to (E) above the effect of any such event in the bona fide judgment of the Sponsors and the Joint Global Co-ordinators makes it impracticable or inadvisable to proceed with the offer or the delivery of the Shares to be delivered at the First Date of Delivery on the terms and in the manner contemplated in the Listing Particulars, the Sponsors and the Joint Global Co-ordinators acting in good faith may, in their absolute discretion, by notice in writing given to the Company and the Selling Shareholders, terminate this Agreement on behalf of all parties, subject to Section 13.

Where practicable, prior to giving notice under this Section 10, the Sponsors and the Joint Global Co-ordinators will consult with the Company and the Selling Shareholders (other than the Part B Selling Shareholders) but a failure to do so will not invalidate any notice given under this Section 10.

11.          Arrangements on Underwriter Default

(a)           If any Underwriter shall default in its obligation to procure subscribers or purchasers for, or to itself subscribe for or purchase, New Shares or Existing Firm Shares which it has agreed hereunder to procure subscribers or purchasers for, or to itself subscribe for or purchase (or, as the case may be, its obligation to acquire Offer Shares hereunder as principal, which shares for purposes only of this Section 11 shall be treated as Shares agreed to be underwritten):

(i)               the Joint Global Co-ordinators may at their discretion arrange for one or more of the Underwriters or another party or other parties to subscribe for or purchase, or procure subscribers for or purchasers of, such Shares on the terms contained herein;

(ii)              if, within thirty-six hours after such default, the Joint Global Co-ordinators do not arrange for the subscription or purchase of such Shares as contemplated by (i) above, then the Company and the Selling Shareholders will be entitled to a further period of thirty-six hours within which to procure, and will be entitled to procure, another party or other parties reasonably satisfactory to the Joint Global Co-ordinators to purchase such Shares on such terms; and

(iii)             if, within either of these 36 hour periods, the Joint Global Co-ordinators notify the Company and the relevant Selling Shareholders that the Joint Global Co-ordinators have arranged for the subscription or purchase of such Shares, or the Company and the relevant Selling Shareholders notify the Joint Global Co-ordinators that they have arranged for the subscription or purchase of such Shares, the Joint Global Co-ordinators or the Company and the Selling Shareholders shall have the right to postpone the relevant Time of Delivery for a period of not more than seven days, in order to effect whatever changes (if any) may thereby be made necessary in the Final Listing Particulars, or in any other documents or arrangements.

(b)           If the default referred to in Subsection 11(a) occurs on, or less than 72 hours before, the First Time of Delivery, such First Time of Delivery shall be postponed for a period of 96 hours or such other period as the Joint Global Co-ordinators, the Company and the Selling Shareholders agree for the purpose of giving effect to the arrangements referred to in Subsection (a).

(c)           The term “Underwriter”as used in this Agreement shall include any of the Joint Global Co-Ordinators and any other person arranged by the Joint Global Co-Ordinators as referred to in Subsection 11(a), each in its role of arranging purchasers of or subscribers for Shares (or, failing which, purchasing or subscribing for Shares) pursuant to Subsection 11(a) with like effect as if such person had originally been an Underwriter for the purposes of this Agreement.

(d)           If, after giving effect to any arrangements for the subscription or purchase of Shares of a defaulting Underwriter or defaulting Underwriters as provided in Subsection 11(a) above, the aggregate number of such New Shares and Existing Firm Shares which remains to be subscribed for or purchased does not exceed one-ninth of the aggregate number of all New Shares and Existing Firm Shares to be subscribed for and purchased at the First Time of Delivery, then the Company and the Selling Shareholders will have the right to require each non-defaulting Underwriter to subscribe for or purchase at the First Time of Delivery (i) the number of Shares which such non-defaulting Underwriter is obliged to subscribe for or purchase hereunder at the First Time of Delivery and (ii) such number of Shares as are attributable to a defaulting Underwriter or Underwriters for which such arrangements have not been made, which number shall be determined by multiplying the aggregate number of New Shares and Existing Firm Shares agreed to be underwritten by such defaulting Underwriter or Underwriters for which such arrangements have not been made by a fraction the numerator of which is the aggregate number of Existing Firm Shares and New Shares agreed to be underwritten by such non-defaulting Underwriter as set out opposite its name in Schedule I hereto and the denominator of which is the aggregate number of Existing Firm Shares and New Shares agreed to be underwritten by all of the non-defaulting Underwriters hereunder; but nothing herein shall relieve a defaulting Underwriter from liability for its default and any such defaulting Underwriter shall have no right to receive any commissions, expenses or other amounts hereunder which would, in the absence of such default, have been payable to it by the Company or the Selling Shareholders.

(e)           If, after giving effect to any arrangements for the subscription or purchase of the Shares of a defaulting Underwriter or Underwriters as provided in Subsection 11(a) above, the aggregate number of such New Shares and Existing Firm Shares which remain to be subscribed for or purchased exceeds one-ninth of the aggregate number of all the New Shares and Existing Firm Shares to be subscribed for or purchased at the First Time of Delivery, or if the Company and the Selling Shareholders do not exercise within 24 hours of the end of the second 36 hour period referred to in Subsection 11(a) the right described in Subsection 11(d) above to require non-defaulting Underwriters to subscribe for or purchase the Shares attributable to a defaulting Underwriter or Underwriters, then this Agreement, shall thereupon terminate, subject to Section 13.

12.          Survival of Obligations and Notification of Breach

(a)           The respective indemnities, agreements, representations, warranties and other statements of the Company, the Directors, the Retiring Directors, the Selling Shareholders and the Underwriters, as set forth in this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or Sponsor or any controlling person of any Underwriter or Sponsor, or the Company or any of the Selling Shareholders or any controlling person of the Company or of any Selling Shareholder, and shall survive delivery of and payment for the Offer Shares.

(b)           Each of the Company and the Executive Directors hereby agrees to notify the Sponsors and the Joint Global Co-ordinators immediately (giving reasonable details) if it comes to its or his knowledge that:

(i)               any statement in Subsection 1(a) was untrue, inaccurate or misleading at the date of this Agreement or would be untrue, inaccurate or misleading if repeated by reference to the facts and circumstances existing at any time prior to the last Date of Delivery; or

(ii)              the Company or any Executive Director is in breach of any of its or his obligations under this Agreement.

(c)           Each Selling Shareholder hereby agrees to notify the Sponsors and the Joint Global Co-ordinators immediately (giving reasonable details) if it comes to the knowledge of the Selling Shareholder that any statement in any of its or his representations and warranties in Subsection 1(b) or Subsection 1(c) was untrue, inaccurate or misleading at the date of this Agreement or would be untrue, inaccurate or misleading if repeated by reference to the facts and circumstances existing at any time prior to the last Date of Delivery or if the Selling Shareholder is in breach of any of its or his obligations under this Agreement.

(d)           Each Non-Executive Director hereby agrees to notify the Sponsors and the Joint Global Co-ordinators immediately (giving reasonable details) if it comes to his knowledge that any statement in Subsection 1(d) was untrue, inaccurate or misleading at the date of this Agreement or would be untrue, inaccurate or misleading if repeated by reference to the facts and circumstances existing at any time prior to the last Date of Delivery or if he is in breach of any of his obligations under this Agreement.

(e)           Each Retiring Director hereby agrees to notify the Sponsors and the Joint Global Co-ordinators immediately (giving reasonable details) if it comes to his knowledge that any statement in Subsection 1(d) was untrue, inaccurate or misleading at the date of this Agreement or if he is in breach of any of his obligations under this Agreement.

13.          Consequences of Termination

(a)           If this Agreement terminates pursuant to Section 8 or is terminated pursuant to Section 10 the Company shall pay all costs and expenses incurred by each of the Underwriters and Sponsors under or in connection with this Agreement or their appointments hereunder up to and including the date of termination but neither it nor any of the Selling Shareholders shall have any liability to pay any commissions pursuant to Section 7(a) to (c).

(b)           If this Agreement terminates pursuant to Subsection 11(e) such termination shall be without liability on the part of any non-defaulting Underwriter but shall not relieve a defaulting Underwriter from liability for its default.  In the event of such termination neither the Company nor any of the Selling Shareholders shall have any liability to pay any commissions pursuant to Sections 7(a) to (c).

(c)           If for any reason other than the circumstances referred to in Subsection 13(a) or (b) any Offer Shares are not delivered by or on behalf of the Company or any of the Selling Shareholders as provided herein:

(i)               such person will; or

(ii)              where there is more than one such person, each such person will, in the proportion which the number of Offer Shares it or he has failed to deliver bears to the total number of Offer Shares that all such persons have failed to deliver, reimburse the Underwriters for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparation for the purchase, sale and delivery of such Offer Shares, but such person or persons shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 7(a) to (c), 9 and 17 of this Agreement.

(d)           In the event of termination of this Agreement for any reason such termination shall be without prejudice to Sections 1, 9, 13, 14, 15 and 16 to 21 (inclusive), which provisions shall survive termination.

14.          Reliance; Notices

(a)           In all dealings under this Agreement, the Joint Global Co-ordinators shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Joint Global Co-ordinators.

(b)           In all dealings with any Selling Shareholder hereunder, the Joint Global Co-ordinators, the other Underwriters, the Sponsors and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by any or all of the Attorneys for such Selling Shareholder identified in Schedule II hereto.

(c)           All statements, requests, notices and agreements under this Agreement shall be in writing and:

(i)               if to the Joint Global Co-ordinators, the Underwriters or the Sponsors (or any of them), shall be delivered or sent by mail or facsimile transmission to them in care of Goldman Sachs International, Peterborough Court, 133 Fleet Street, London EC4A 2BB, England, Attention: Equity Capital Markets, fax no. +44 20 7774 1550 and Morgan Stanley & Co. International Limited, 25 Cabot Square, Canary Wharf, London E14 4QA, England, Attention Global Capital Markets, fax no. +44 20 7677 7999.

(ii)              if to any Selling Shareholder (other than a Part B Selling Shareholder) or to a Retiring Director, shall be delivered or sent by mail or facsimile transmission for the attention of such Selling Shareholder or Retiring Director (as the case may be), care of :

Providence Entities and Messrs Nelson/Salem/Hahn/Subramanian

Ugland House
P.O. Box 309 GT
South Church Street
George Town
Grand Cayman	Fax no:
Cayman Islands	+134 5949 8080

with a copy to:

Providence Equity Partners Limited
78 Brook Street	Fax no:
London SW1Y 5ES	+44 20 7629 2778

Soros Entities and Messrs Sousou and Gabran

Knightstown Investor Limited
Caledonian Bank and Trust Limited
Caledonian House
Jennett Street
P.O. Box 1043 GT
George Town
Grand Cayman	Fax no:
Cayman Islands	c/o + 44 20 7451 2022

and:

EMOF L.L.C.
1013 Centre Road
Wilmington
New Castle County
Delaware 19805-1297	Fax no:
USA	c/o +44 20 7451 2022

with a copy to:

Soros Private Equity Partners Limited
83 Pall Mall
London	Fax no:
SW15 5ES	+44 20 7451 2022

For the attention of: Messrs Ramez Sousou and Filippo Cardini

Yoghal Trading Limited

9 Arch Makarious Avenue
Lazaros Centre
1st Floor
Larnaca	Fax no:
Cyprus	+357 4 626 106

For the attention of: Dimitria Coucouni Esq

with a copy to:

Matheson Ormsby Prentice
30 Herbert Street	Fax no:
Dublin 2	+353 1 619 9010

For the attention of: John Ryan Esq

and

(iii)             if to the Company, a Director, a Part B Selling Shareholder, Lionheart Ventures (Overseas) Limited or Hazelview Limited will be delivered or sent by mail or facsimile transmission to the head office address of the Company set forth in the Final Listing Particulars or to fax no. 353-1-6799891, Attention: the Company Secretary,

provided, however, that any notice to an Underwriter pursuant to Section 9(e) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in the Final Listing Particulars.

(d)           Any such statement, request, notice or agreement referred to in Subsection 14(c) shall take effect upon receipt thereof.

15.          Successors and Assigns

(a)           Subject to Subsection 15(b), this Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Sponsors, the Company, the Directors, the Retiring Directors and the Selling Shareholders and their respective heirs, executors, administrators, successors and assigns and no other person shall have or acquire any right under or by virtue of this Agreement whether pursuant to the Contracts (Rights of Third Party) Act 1999 or otherwise.  No purchaser of any Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

(b)           Subsection 6(a)(xi) and the provisions of Section 9 shall, subject to Subsection 6(a)(xi) and Subsection 9(k) respectively, be binding upon, and inure to the benefit of, the persons referred to in those provisions who are not parties to this Agreement and their respective heirs, executors, administrators, successors and assigns.

16.          General

(a)           The rights and obligations of each of the Underwriters and Sponsors under this Agreement are several. Each Underwriter and Sponsor shall (save as otherwise agreed among them) have the right to protect and enforce its rights without joining the other Underwriters and Sponsors or (as the case may be) the other Sponsor in any proceedings.

(b)           The provisions of this Agreement are without prejudice to any liabilities which any of the parties may have under any law or statute (including, without limitation, the FSMA, the European Communities (Stock Exchange) Regulations, 1984 (as amended) and the Securities Act) provided that this provision shall not limit the provisions or application of Section 9 hereof.

(c)           If any provision in this Agreement should be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby.  No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the parties to this Agreement.

(d)           Save where otherwise stated, no neglect, delay or indulgence by any of the parties to this Agreement in enforcing the agreements, representations, warranties, undertakings or indemnities set out in this Agreement or in enforcing any other term or condition of this Agreement shall be construed as a waiver thereof.

(e)           Notwithstanding any rule of law or equity to the contrary, any release, waiver or compromise or any other arrangement of any kind whatsoever which any of the parties to this Agreement may agree to or effect as regards one or more of the other parties in connection with this Agreement and, in particular (but without limitation), in connection with the agreements, representations, warranties, undertakings and indemnities set out or referred to in this Agreement shall not affect the rights of any of the other parties to this Agreement nor the rights of any person as regards any other of such parties or any rights any person may have at common law or otherwise.

(f)            The failure by any of the Underwriters or Sponsors to perform its obligations hereunder shall not affect the obligations of the Company and the Selling Shareholders to the other Underwriters and Sponsors or (as the case may be) the other Sponsor and, subject to Section 11 hereof, none of the Underwriters shall be liable to any other person for the failure by any of the other Underwriters to perform its obligations hereunder.

(g)           Each of the Company, the Directors and the Selling Shareholders hereby acknowledges and agrees that in acting as Sponsors, Joint Global Co-ordinators, Co-lead Managers and Underwriters:

(i)               each such institution is and has been acting for the Company and no one else (save that, in respect of the IB Principal Shares, the Irish Brokers are acting as principals and not for the Company) and will not regard and has not regarded any other person as its client and will not be and has not been responsible to anyone other than the Company for providing the protections afforded to clients of such institution nor for providing advice in relation to the offering of the Offer Shares; and

(ii)              each such institution does not owe any duty or responsibility to the Directors, the Retiring Directors or the Selling Shareholders, nor does it owe any duty or responsibility to the Company to render any additional advice, perform any additional work (save to the extent expressly set out herein or, in relation to the Company and in respect of Goldman Sachs International and Morgan Stanley & Co. International Limited, as may be required under the Listing Rules in their capacity as sponsors) or to take any additional care, in each case by virtue of the fact that any Listing Particulars have been or are to be distributed to any person or by virtue of the fact that the Selling Shareholders have been contemplating whether or not to dispose of

Shares in connection with the offering of the Offer Shares, the terms on which any such disposal may be made and the terms of any other arrangements to be entered into by them in connection with the offering of the Offer Shares.

(h)           The Company and each Selling Shareholder undertakes to the Joint Global Co-ordinators on behalf of the Underwriters not to give or, so far as is within its powers, permit to be given any direction to any person, and not to take any other action, which is inconsistent with its or his obligations, or any of the powers, authorities or discretions conferred by it or him, hereunder and, in particular, not to create any adverse interest over Offer Shares to be allotted and issued or to be transferred by it or him (as the case may be) pursuant to this Agreement.

(i)            Each Selling Shareholder irrevocably and unconditionally instructs the Company, and the Company agrees, to give effect to any stock transfer form or application for registration in respect of Existing Shares delivered pursuant to the terms of this Agreement to the exclusion of any instruction it may receive from any Selling Shareholder after the execution of this Agreement.

(j)            All headings in this Agreement shall be for illustrative purposes and shall not affect the meaning or construction of this Agreement.

(k)           Reference in this Agreement to times and dates are to London times and dates.

(l)            Reference in this Agreement to any document expressed to be in “agreed form“ means a document in the form initialled, for the purpose of identification only, by Freshfields Bruckhaus Deringer and Slaughter and May subject to any changes which the Company, the Selling Shareholders and the Joint Global Co-ordinators may agree; no such initialling shall imply approval of all or any part of its contents by or on behalf of the person initialling it or any of the parties to this Agreement.

(m)          Each party acknowledges and represents that it has not relied on or been induced to enter into this Agreement by a representation, warranty or undertaking (whether contractual or otherwise) other than those expressly set out in this Agreement.  This Agreement, the other agreements and documents entered into pursuant to Section 5 hereof or Section 8(l) hereof and the letters to the Company dated 4 March, 8 March and 9 March from J&E Davy, Merrion Capital Group and Goodbody Stockbrokers, respectively, constitute the entire agreement between the parties hereto relating to the subject matter of this Agreement.

(n)           A party is not liable to any other party (in equity, contract or tort (including negligence), under the Misrepresentation Act 1967 or in any other way) for a representation, warranty or undertaking that is not set out in this Agreement.

(o)           Nothing in this Section 16 shall have the effect of limiting or restricting any liability of a party arising as a result of any fraud.

(p)           Subject to Admission:

(i)               each Selling Shareholder irrevocably and unconditionally waives for the benefit of the Company, the Sponsors, the Joint Global Co-ordinators, each of the other Underwriters and each person who agrees to acquire Shares pursuant to the Offer and the other arrangements contemplated by the Offer Documents any failure, prior to the date of this Agreement, by any person at any time duly and properly to comply with the pre-emption provisions of, or any provisions imposing restrictions on transfer under, the Companies Act or the Articles of Association of the Company (or any other agreement as to pre-emption or restrictions on transfer in existence at any time to which they were party) in respect of any allotment, issue, sale or transfer of any shares of any class in the capital of the Company at that or any other time and any allotment, issue, sale or transfer to be made pursuant to the Offer; and the Selling Shareholders consent to the allotment, issue and transfer of Shares pursuant to the Offer, the arrangements contemplated by the Offer Documents and this Agreement; and

(ii)              each Selling Shareholder (other than the Part B Selling Shareholders) irrevocably and unconditionally waives for the benefit of the Company, the Sponsors, the Joint Global Co-ordinators, each of the other Underwriters and each person who agrees to acquire Shares pursuant to the Offer all claims of any kind against the Company, its subsidiaries, subsidiary undertakings and associates, and the directors, officers, agents and employees of each of them (each a “Company Party“ and, together, the “Company Parties“), save as disclosed in the Final Listing Particulars, arising out of, or based upon, facts or circumstances relating to the Group existing or occurring at or prior to the publication of the Final Listing Particulars (“Relevant Circumstances“).  For the avoidance of doubt, the foregoing waiver shall not apply to claims (“Offer Claims“) arising out of any breach by any Company Party of obligations owed to the Selling Shareholders (other than the Part B Selling Shareholders) set out in this Agreement or of any obligations which any Company Party may owe to such Selling Shareholder under law or statute in relation to the offering and sale of the Offer Shares (save that, in the event of a winding up of the Company, any such Offer Claim or Offer Claims against the Company shall rank subordinate to any and all claims of the Underwriters and/or Sponsors and/or other Underwriter Indemnified Persons under this Agreement (“Underwriter Claims“) and no payment shall be made in respect thereof unless all Underwriter Claims have been paid in full prior to such payment).  In addition, the foregoing waiver is subject to the following provisos:-

(A)       where a claim or action (not being an Offer Claim) is made or taken against a Selling Shareholder by a Company Party or a third party unconnected with any of the Selling Shareholders (a “Company or Third Party Claim“) which arises out of or is based upon Relevant Circumstances this Subsection 16(p)(ii) shall not limit the right or ability of the Selling Shareholder to make any claim against a Company Party relating to matters that are the subject matter of the Company or Third Party Claim up to an aggregate amount not exceeding that claimed or recovered by the Company Party or unconnected third party against the Selling Shareholder, and any related reasonable costs and expenses, provided that (i) the aggregate amount actually recovered (irrespective of amounts claimed) from all Company Parties in respect of any Company or Third Party Claim shall not exceed the aggregate amount recovered from the Selling Shareholder plus its related reasonable costs and expenses and (ii) for the avoidance of doubt, this Subsection 16(p)(ii) does not create a separate or independent ground for liability of a Company Party not existing independently of this Subsection 16(p)(ii);

(B)       the waiver is made for the Selling Shareholder itself only and shall not apply to or limit any claims that may be made by any director, officer, employee or individual agent, advisor or representative of such Selling Shareholder;

(C)       the waiver shall not apply to any claims for payment of principal, interest, penalties, dividends or other sums to the extent that they are due and payable under debt instruments or shares (other than the Shares) issued by the Company and held by such Selling Shareholder; and

(D)       the waiver shall not apply to reimbursements for fees, costs and expenses payable under any agreement with the Company or another member of the Group where the aggregate of such reimbursements for all Selling Shareholders does not exceed €750,000.

(q)           “Business Day“ means a day (other than a Saturday or Sunday) on which banks are open for business (other than solely for trading and settlement in Euro) in London.

(r)            Notwithstanding that this Agreement is entered into and delivered by certain parties hereto as a deed the statutory limitation periods will apply as if it had been executed by all parties as an agreement.

17.          Taxes

(a)           The Company shall bear the cost of, and shall accordingly indemnify the relevant Underwriter or Underwriters and the Stabilising Manager in respect of, any and all Transfer Duty arising in respect of any allotment of any New Shares to or for the account of, or any subscription of New Shares by, any of the Underwriters or (as the case may be) any persons procured by any of the Underwriters as contemplated by this Agreement.  The Company shall not be liable pursuant to this Subsection 17(a) to bear or indemnify any person in respect of any United Kingdom stamp duty or stamp duty reserve tax (or any associated fines, penalties or interest) that arises pursuant to Sections 67, 70, 93 and/or 96 of the Finance Act 1986.  For the avoidance of doubt, the Company shall not be liable to pay any amount or sum under this Subsection 17(a) to the extent that such amount or sum has already been paid by the Company to (A) the relevant Underwriter or Underwriters or the Stabilising Manager, as the case may be, under this Subsection or (B) the Inland Revenue or other relevant tax authority in payment of the relevant Transfer Duty.

(b)           Each of the Selling Shareholders shall bear the cost of, and shall accordingly indemnify the relevant Underwriter or Underwriters and the Stabilising Manager in respect of, any and all Transfer Duty arising as a result of any transfer, or agreement to transfer, by such Selling Shareholder to or for the account of any of the Underwriters or (as the case may be) persons procured by any of the Underwriters of any Existing Firm Shares as contemplated by this Agreement.  For the avoidance of doubt, a Selling Shareholder shall not be liable to pay any amount or sum under this Subsection 17(b) to the extent that such amount or sum has already been paid by such Selling Shareholder to (A) the relevant Underwriter or Underwriters or the Stabilising Manager, as the case may be, under this Subsection 17(b) or (B) the Inland Revenue or other relevant tax authority in payment of the relevant Transfer Duty.

Provided that, in determining the liability of any Selling Shareholder under this Subsection 17(b):

(i)               it shall be assumed for such purposes that the rate of any capital duty, stamp duty, stamp duty reserve tax or other transfer or issue tax or duty applicable to any such transfer, or agreement to transfer, does not exceed 0.5 per cent. (or such higher statutory rate as may then apply for the purposes of Section 87 of the Finance Act 1986 or any legislation replacing, supplementing or amending the same) and that the amount or value of the consideration for such transfer or agreement to transfer does not exceed the Offer Price multiplied by the number of Existing Firm Shares to which such transfer or agreement relates; and

(ii)              if and to the extent that any Share is transferred, or agreed to be transferred, to more than one purchaser, there shall only be taken into account for such purposes the Transfer Duty which arises in respect of the first such agreement or transfer to which this Subsection 17(b) relates (and accordingly any subsequent or additional transfer or agreement to which this Subsection 17(b) would also otherwise apply shall be disregarded for such purposes).

(c)           Any Transfer Duty arising in respect of any transfer of, or agreement to transfer, any Shares entered into by, or by any agent of, the Stabilising Manager (on behalf of the Stabilising Manager or any Greenshoe Shareholder) pursuant to any over-allocation of Shares contemplated by Section 3 of this Agreement (such agreement or transfer being referred to as an “Over-allocation” and such

Shares being referred to as “Over-allocated Shares”) shall be borne by the Company or the Greenshoe Shareholders as follows:

(i)               if any Greenshoe Shareholder is required (following the determination of amount “X” as described in Subsection 3(d)) to transfer any Optional Shares to the Stabilising Manager or (as the case may be) any purchaser procured by, or by any agent of, the Stabilising Manager pursuant to this Agreement (the number of Optional Shares so required to be transferred by such Greenshoe Shareholder being referred to in this Section 17 as the “Greenshoe-Sourced Number”, and the aggregate number of Optional Shares so required to be transferred by all of the Greenshoe Shareholders being referred to in this Section 17 as the “Total Greenshoe-Sourced Number”), such Greenshoe Shareholder shall bear, and shall accordingly indemnify the Stabilising Manager and the Underwriters in respect of, any Transfer Duty which arises on any transfer of, or agreement to transfer, the Greenshoe-Sourced Number of Over-allocated Shares pursuant to the Over-allocation; and

(ii)              if the Total Greenshoe-Sourced Number is less than the Maximum Greenshoe Number  (such difference being referred to in this Section 17 as the “Committed Undrawn Number”), the Company shall bear, and shall accordingly indemnify the Stabilising Manager and the Underwriters in respect of, any Transfer Duty which arises on any transfer of, or agreement to transfer, any Over-allocated Shares pursuant to the Over-allocation provided that the aggregate number of Over-allocated  Shares to which this Sub-paragraph (ii) applies shall not exceed the Committed Undrawn Number.

For the avoidance of doubt, neither the Company nor any Greenshoe Shareholder shall be liable to bear, or to indemnify any party for, any Transfer Duty which arises on any transfer, or agreement to transfer, any Over-allocated Shares pursuant to the Over-allocation if and to the extent that the aggregate number of Over-allocated Shares exceeds the Maximum Greenshoe Number.

For the avoidance of doubt, neither the Company nor any Greenshoe Shareholder shall be liable to bear, or to indemnify any party for, any Transfer Duty arising on the acquisition by the Stabilisation Manager of any Optional Shares (but without prejudice to any liability of the Company or any Selling Shareholder to bear, and to indemnify the Stabilising Manager and any Underwriter in respect of, Transfer Duty arising on the Over-allocation pursuant to Subsection 17(c)(i) and (ii) above, such liability being calculated by reference to the number of Optional Shares required to be transferred pursuant to this Agreement, on the terms set out above).

For the avoidance of doubt, neither the Company nor any Greenshoe Shareholder shall be liable to pay any amount or sum under this Subsection 17(c) to the extent that such amount or sum has already been paid by the Company or such Greenshoe Shareholder, as the case may be, to (A) the Stabilising Manager or the relevant Underwriter, as the case may be, under this

Subsection 17(c) or (B) the Inland Revenue or other relevant tax authority in payment of the relevant Transfer Duty.

Provided that, in determining the liability of any Greenshoe Shareholder or the Company under this Subsection 17(c):

(i)            it shall be assumed for such purposes that the rate of any capital duty, stamp duty, stamp duty reserve tax or other transfer or issue tax or duty applicable to any such transfer, or agreement to transfer, does not exceed 0.5 per cent. (or such higher statutory rate as may then apply for the purposes of Section 87 of the Finance Act 1986 or any legislation replacing, supplementing or amending the same) and that the amount or value of the consideration for such transfer or agreement to transfer does not exceed the Offer Price multiplied by the number of Over-allocated Shares to which such transfer or agreement relates; and

(ii)          if and to the extent that any Share is transferred, or agreed to be transferred, to more than one purchaser, there shall only be taken into account for such purposes the Transfer Duty which arises in respect of the first such agreement or transfer to which this Subsection 17(c) relates (and accordingly any subsequent or additional transfer or agreement to which this Subsection 17(c) would also otherwise apply shall be disregarded for such purposes).

(d)           Any amount payable by the Company, any Selling Shareholder or any Greenshoe Shareholder (the “relevant party”) to any Underwriter or the Stabilising Manager pursuant to Subsections 17(a), 17(b) and/or 17(c) above shall be paid as follows:

(i)               Goldman Sachs International shall deduct from any amount payable by Goldman Sachs International (on behalf of itself, any other Underwriter or the Stabilising Manager, as the case may be) pursuant to this Agreement to the relevant party (the “relevant amount”) any amount payable by the relevant party to the Stabilising Manager or any Underwriter pursuant to Subsection 17(a), 17(b) and/or 17(c) above (excluding, for the avoidance of doubt, in the case of Subsection 17(a), any amount of Irish capital duty, and any costs, fines, penalties or interest related to such Irish capital duty, for which the Company bears sole liability).  Such deduction may include Goldman Sachs International’s estimate of the maximum amount that will become payable by the relevant party to the Stabilising Manager or any Underwriter pursuant to Subsection 17(a), 17(b) and/or 17(c) above, provided that:

(A)     a note showing such estimate and the basis on which it was calculated is provided to the relevant party not later than one Business Day before the date on which the relevant amount is due to be paid under this Agreement to the relevant party;

(B)      Goldman Sachs International shall act reasonably in determining such estimate, but Goldman Sachs International shall be entitled to estimate in its absolute discretion the Total Greenshoe-Sourced Number, the Greenshoe-Sourced Number in relation to any Greenshoe Shareholder and the Committed Undrawn Number each referred to in Subsection 17(c); and

(C)      if any amount or sum has already been paid by the Company or any Selling Shareholder or Greenshoe Shareholder, as the case may be, to the Inland Revenue or other relevant tax authority and is accordingly to be excluded from Subsection 17(a), 17(b) or 17(c) above, then in preparing the estimate referred to in Subsection 17(d)(i) above, Goldman Sachs International shall be required to take such fact into account if (and only if) the relevant party has provided to Goldman Sachs International, not later than three Business Days before the date on which the relevant amount is due to be paid under this Agreement to the relevant party, a written confirmation that it has so paid such amount or sum together with such receipt for or other evidence of such payment as Goldman Sachs International may reasonably require. Goldman Sachs International shall not otherwise be required to take such fact into account in preparing such estimate (but without prejudice to Subsection 17(d)(iv) below);

(ii)              if and to the extent that Goldman Sachs International deducts any amount in respect of any Transfer Duty pursuant to Subsection 17(d)(i) above, Goldman Sachs International shall promptly account to the Inland Revenue or other relevant tax authority for such Transfer Duty, and shall to the extent appropriate and practicable arrange for any relevant stock transfer forms (if in its possession) to be stamped;

(iii)             if and to the extent that the aggregate amount actually payable by the relevant party to the Stabilising Manager or any Underwriter pursuant to Subsection 17(a), 17(b) and/or 17(c) above exceeds the aggregate amount deducted pursuant to Subsection 17(d)(i) above from payments made to the relevant party under this Agreement, the relevant party shall promptly on demand pay to Goldman Sachs International (on behalf of itself, the other Underwriters and/or the Stabilising Manager, as the case may be) a sum sufficient to discharge such excess, and the relevant party shall indemnify the Underwriters and the Stabilising Manager against all losses, damages, charges and expenses suffered or incurred by the relevant Underwriter or the Stabilising Manager in connection with enforcing its rights against the relevant party pursuant to Subsection 17(a), 17(b) and/or 17(c) above; and

(iv)             to the extent that the aggregate amount actually payable by the relevant party to the Stabilising Manager or any Underwriter pursuant to Subsection 17(a), 17(b) or 17(c) above is less than the aggregate amount deducted pursuant to Subsection 17(d)(i) above from payments made to the relevant party under this Agreement, Goldman Sachs International shall, promptly after the Stabilisation Date of Delivery, pay the excess to the relevant party, provided however that, if and to the extent that Goldman Sachs International, the relevant Underwriter or the Stabilising Manager has paid such amount over to the relevant tax authority, the relevant party shall be entitled to payment of such excess (and any interest received from the tax authority on overpaid tax) only if and to the extent that Goldman Sachs International, the relevant Underwriter or the Stabilising Manager receives a refund of all or part of such amount from the relevant tax authority.

(e)           For the purposes of this Section 17, “Transfer Duty” means any capital duty, stamp duty and/or stamp duty reserve tax or other transfer or issue taxes or duties and any related costs, fines, penalties or interest (other than any fines, penalties or interest that would not have been payable but for any negligence or default on the part of the relevant Underwriter or Stabilising Manager) arising under the laws of:

(i)               the United Kingdom;

(ii)              Ireland; or

(iii)             any other jurisdiction to the extent that the foregoing would not have so arisen but for the Company being resident or incorporated in or having any permanent establishment, branch or agency in such jurisdiction or the execution of any document or instrument or performance of any act or transaction in such jurisdiction by the Company (or any agent of the Company, other than the Underwriters or the Stabilising Manager) in connection with the allotment or issue of the relevant New Shares or (as the case may be) the sale or delivery of the relevant Existing Shares (other than any such execution or performance at the direction or request of the Underwriters, the Stabilising Manager or the relevant subscriber or purchaser).

(f)            For the avoidance of doubt, any reference in this Section 17 to any allotment of any New Shares to or for the account of, or any subscription of New Shares by, any of the Underwriters shall be taken to include a reference to any allotment of IB Principal New Shares to or for the account of, or any subscription of IB Principal New Shares by, any Irish Broker as contemplated by Subsection 3(a)(i), and any reference in this Section 17 to any transfer of, or any agreement to transfer, Existing Firm Shares to or for the account of any Underwriter shall be taken to include a reference to any transfer of, or any agreement to transfer, IB Principal Existing Firm Shares to or for the account of any Irish Broker as contemplated by Subsection 3(a)(ii).

(g)           If, in consequence of any default by any Underwriter (a “Defaulting Underwriter”) as contemplated in Subsection 11(a), such Defaulting Underwriter fails to either procure purchasers or subscribers for or to purchase or subscribe for any Offer Shares:

(i)               the Company, the Selling Shareholders and the Greenshoe Shareholders shall not be liable to such Defaulting Underwriter under Subsections 17(a), 17(b) and 17(c) in respect of such Offer Shares; but

(ii)              for the avoidance of doubt, and without prejudice to Subsection 11(c), if and to the extent that, as contemplated in Subsection 11(a), any other Underwriter, any of the Joint Global Co-ordinators and/or any person arranged by the Joint Global Co-ordinators procures purchasers or subscribers for, or purchases or subscribes for, such Offer Shares,  Subsections 17(a) to 17(e) (inclusive) shall apply in respect of such Offer Shares as if any reference in such Subsections to an Underwriter were taken to include a reference to (1) any such other Underwriter, (2) any such Joint Global Co-ordinator and/or (as the case may be) (3) any such other person arranged by the Joint Global Co-ordinators to procure purchasers of or subscribers for or, failing which, to purchase or subscribe for such Offer Shares as contemplated in Subsection 11(a).

(h)           Any amount payable under this Agreement to any of the Underwriters or the Stabilising Manager by the Company and/or any Selling Shareholder (as the case may be) is exclusive of any value added tax imposed under the Value Added Tax Act 1994, any regulations promulgated thereunder or the Sixth Directive of the European Community or any other tax of a similar nature (referred to in this Agreement as “VAT”) chargeable on any supply for which that amount is (or is deemed to be) the consideration.  If any such VAT is chargeable in respect thereof, the Company and/or the relevant Selling Shareholder (as the case may be) shall, subject to receipt of a proper VAT invoice, pay to the relevant Underwriter or the Stabilising Manager (as the case may be), in addition to and at the same time as paying that amount, an amount equal to that VAT.

(i)            For the avoidance of doubt, where this Agreement requires the Company and/or any Selling Shareholder (as the case may be) to reimburse any of the Underwriters, the Stabilising Manager or any other indemnified person (as defined in Subsection 9(f)) for, or indemnify any of the Underwriters, the Stabilising Manager or any other indemnified person against, any cost or expense or otherwise bear or pay any cost or expense which would or might otherwise be borne or paid by any of the Underwriters, the Stabilising Manager or such other indemnified person, the amount of any such cost or expense shall for such purposes include all related amounts in respect of VAT incurred by the relevant Underwriter, the Stabilising Manager or such other indemnified person (as the case may be) to the extent (and only to the extent) that the relevant Underwriter, the Stabilising Manager or such other indemnified person (as the case may be) reasonably determines that it (or the representative member of any VAT group of which it is a member for VAT purposes) is not entitled to credit for, or repayment of, the relevant VAT.

(j)            All sums payable to any Underwriter, the Stabilising Manager or any other indemnified person (as defined in Subsection 9(f)) pursuant to this Agreement shall be paid free and clear of all deductions or withholdings unless the deduction or withholding is required by law, in which event (except in the case of interest) the person obliged to pay such sum (referred to in this Subsection 17(j) as the “relevant payer”) shall pay such additional amount as is required to ensure that the net amount received by such Underwriter, the Stabilising Manager or such other indemnified person (referred to in this Subsection 17(j) as the “relevant payee”) is equal to the full amount which would have been received by the relevant payee if no such deduction or withholding had been made.  If the relevant payer pays such an additional amount and the relevant payee determines (acting in good faith) that it has obtained a refund of tax or obtained and utilised a tax credit by reason of the relevant payer’s making such deduction or withholding, the relevant payee shall pay to the relevant payer as soon as reasonably practicable (to the extent possible, by way of refund of such additional amount) such amount as the relevant payee may determine (acting in good faith) to be such part of such refund or the tax saved as a result of such tax credit as shall leave the relevant payee, after such payment to the relevant payer,  in no worse and, to the extent possible, no better position than it would have been in if no such deduction or withholding had been required.

(k)           If any Underwriter, the Stabilising Manager or any other indemnified person (as defined in Subsection 9(f)) (each referred to in this Subsection 17(k) as the “relevant payee”) is subject to a liability to tax in respect of any sum payable hereunder by way of indemnity, reimbursement or damages (including any sum payable by way of indemnity under this Section 17 or Section 9 or reimbursement under Section 7, but excluding interest and excluding damages to the extent that the amount of the damages takes into account any liability to tax on the receipt of such damages payment and, for the avoidance of doubt, excluding any commission payable under Subsection 7(a), 7(b) or 7(c)), the person obliged to pay such sum shall pay such additional amount as is required to ensure that the net amount received and retained by the relevant payee, after taking account of such liability to tax, is equal to the full amount which would have been received and retained by the relevant payee if no such liability to tax had arisen.

(l)            In calculating any sum payable to any Underwriter or the Stabilising Manager by way of indemnity under this Section 17, or any sum payable to any indemnified person (as defined in Subsection 9(f)) by way of reimbursement under Section 7 (excluding, for the avoidance of doubt, any commission payable under Subsection 7(a), 7(b) or 7(c)), there shall be taken into account (i) the amount by which any liability to tax of such Underwriter, the Stabilising Manager or such indemnified person (or any person which is a member of the same group as such person), as the case may be, is or will be actually reduced or extinguished by the matter giving rise to such payment by way of indemnity or reimbursement (as determined by such Underwriter, the Stabilising Manager or such indemnified person, as the case may be, acting reasonably) and (ii) the period of time between the date on which such sum is due to be paid and the date on which the benefit of such reduction or extinction is or will be obtained and the time value of money (as determined by such Underwriter, the Stabilising Manager or such indemnified person, as the case may be, acting reasonably).

18.          Time of the Essence

Time shall be of the essence in this Agreement.

19.          Submission to Jurisdiction

(a)           Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company, any Director any Retiring Director or any Selling Shareholder brought by any Underwriter, Sponsor or other Underwriter Indemnified Person arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any court of England and Wales, Ireland or New York, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits exclusively to the jurisdiction of such courts in any such suit, action or proceeding provided that if any suit, action or proceeding is brought against any Underwriter or Sponsor in a court in any other jurisdiction, such Underwriter or Sponsor may, if it receives legal advice to the effect that it is advisable to do so, join the Company and/or any Director or Directors and/or any Retiring Director of Retiring Directors and/or any or all of the Selling Shareholders to such suit, action or proceeding, and each of the Company, the Directors, the Retiring Directors and the Selling Shareholders irrevocably submits to the jurisdiction of such courts in relation to any such suit, action or proceeding.

(b)           Each of the parties hereto (other than the Underwriters and the Sponsors) with an address outside England shall at all times maintain an agent for service of process and any other documents and proceedings in England or any other proceedings in connection with this Agreement.  Such agent shall be A&L Goodbody at Augustine House, Austin Friars, London EC2N 2HA, in the case of all such parties other than Goldman Sachs Group Inc., and, in the case of Goldman Sachs Group Inc., shall be Goldman Sachs International, Peterborough Court, 133 Fleet Street, London EC4A 2BB, and any writ, judgment or other notice of legal process shall be sufficiently served on the relevant party if delivered to such agent at its address for the time being.  Each of the parties (other than the Underwriters and the Sponsors) with an address outside England irrevocably undertakes not to revoke the authority of the above agent and if, for any reason, the Joint Global Co-ordinators request such party to do so, it shall promptly appoint another such agent with an address in England and advise each of them.  If, following such request, the relevant party fails to appoint another agent, the Joint Global Co-ordinators shall be entitled to appoint one on the relevant party’s behalf and at such party’s expense

(c)           Each of the parties (other than the Underwriters and the Sponsors) with an address outside Ireland shall at all times maintain an agent for service of process and any other documents and proceedings in Ireland or any other proceedings in connection with this Agreement.  Such agent shall be A&L Goodbody at International Financial Services Centre, North Wall Quay,

Dublin 1, Ireland and any writ, judgment or other notice of legal process shall be sufficiently served on the relevant party if delivered to such agent at its address for the time being.  Each of the parties (other than the Underwriters and the Sponsors) with an address outside Ireland irrevocably undertakes not to revoke the authority of the above agent and if, for any reason, the Joint Global Co-ordinators request such party to do so it shall promptly appoint another such agent with an address in Ireland and advise each of them.  If, following such request, the relevant party fails to appoint another agent, the Joint Global Co-ordinators shall be entitled to appoint one on the relevant party’s behalf and at such party’s expense.

(d)           Each of the Company, the Directors, the Retiring Directors and the Selling Shareholders expressly consents to the jurisdiction of any New York court in respect of any action arising out of or based upon this Agreement or the transactions contemplated hereby and waives any other requirements of or objections to personal jurisdiction with respect thereto.  Each of the Company, the Directors (other than Messrs Finan, Melia, O’Connor, Pratt and Roche), the Retiring Directors and the Selling Shareholders have appointed CT Corporation, New York, New York, as its registered agent (the “Registered Agent“) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York court by any Underwriter, Sponsor or any other Underwriter Indemnified Person.  Each of the Company, the Directors (other than Messrs Finan, Melia, O’Connor, Pratt and Roche), the Retiring Directors and the Selling Shareholders represents and warrants that the Registered Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Registered Agent and

(i)               where process is served on the Registered Agent as agent for the Company - written notice of such service to the Company;

(ii)              where process is served on the Registered Agent as agent for any Director or Part B Selling Shareholder - written notice of such service to the Company; and

(iii)             where process is served on the Registered Agent as agent for any Selling Shareholder (other than a Part B Selling Shareholder) or a Retiring Director - written notice of such service to such Selling Shareholder, shall be deemed, in every respect, effective service of process upon the Company, the Director, the Selling Shareholder or the Retiring Director, as the case may be.

20.          Governing Law

This Agreement shall be governed by, and construed in accordance with, English law.

21.          Counterparts

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us ten counterparts hereof, and upon the acceptance hereof by, or on behalf of, each of the Underwriters and Sponsors, this Agreement and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Sponsors, the Company, the Directors, the Retiring Directors and each of the Selling Shareholders.

Any person executing and delivering this Agreement as Attorney represents by so doing that he has been duly appointed as Attorney pursuant to a validly existing and binding Power of Attorney which authorises such Attorney to take such action.

SCHEDULE I

Underwriter	Number of New Shares underwritten or (where indicated) to be acquired as principal	Number of Existing Firm Shares underwritten or (where indicated) to be acquired as principal	Total New Shares and Existing Firm Shares

Citigroup Global Markets U.K. Equity Limited	27,741,935	65,646,037	93,387,972
Deutsche Bank AG London	27,741,935	65,646,037	93,387,972
Goldman Sachs International	27,741,935	65,646,037	93,387,972
Morgan Stanley Securities Limited	27,741,935	65,646,037	93,387,972
BNP Paribas	6,241,935	14,770,358	21,012,293
J&E Davy Stockbrokers	3,345,589	7,916,704	11,262,293
Acquired as principal	2,896,346	6,853,654	9,750,000
Goodbody Stockbrokers	1,786,018	4,226,275	6,012,293
Acquired as principal	4,455,917	10,544,083	15,000,000
Merrill Lynch International	6,241,935	14,770,358	21,012,293
Merrion Stockbrokers Limited	1,585,953	3,752,851	5,338,804
Acquired as principal	1,188,244	2,811,756	4,000,000
Total	138,709,677	328,230,187	466,939,864

SCHEDULE II
SELLING SHAREHOLDERS

	Number of Existing Firm Shares to be sold	Agreed Proportion in respect of Optional Shares	Maximum number of Optional Shares that may be sold pursuant to this Agreement	Maximum number of Offer Shares that may be sold pursuant to this Agreement

PART A
PV Investment (Cayman) Limited	136,740,803	45.873668%	23,935,897	160,676,700
PV III (O) Investment (Cayman) Limited	719,125	0.241252%	125,880	845,005
PV III Investment (Cayman) Limited	67,768,965	22.735066%	11,862,670	79,631,635
PV (O) Investment (Cayman) Limited	441,038	0.147959%	77,202	518,240
Knightstown Investor Limited	41,518,562	13.928606%	7,267,648	48,786,210
EMOF L.L.C.	41,518,562	13.928606%	7,267,648	48,786,210
Lionheart Ventures (Overseas) Limited	28,065,905	0.0%	0	28,065,905
The Goldman Sachs Group, Inc.	6,695,811	2.246305%	1,172,074	7,867,885
Hazelview Limited	823,160	0.0%	0	823,160
Yoghal Trading Limited	2,678,372	0.898538%	468,838	3,147,210
PART B - Part B Selling Shareholders
Herb Hribar	660,243	0.0%	0	660,243
Peter Eugene Lynch	126,278	0.0%	0	126,278
Cathal Gerard Magee	126,278	0.0%	0	126,278
David Francis McRedmond	94,709	0.0%	0	94,709
Brian Montague	63,376	0.0%	0	63,376
Con Scanlon	141,750	0.0%	0	141,750
John Conroy	47,250	0.0%	0	47,250

Appendix to SCHEDULE II

Selling Shareholder	Subscription Amount
Hazelview Limited	€103,774.00
Peter Lynch	€41,318.96
Herb Hribar	€83,019.20
Cathal Magee	€41,318.96
Brian Montague	€20,737.00
David McRedmond	€30,989.27

SCHEDULE III

Part A Executive Directors	Limit on Liability
Dr Philip Nolan	€1,414,000
Peter Lynch	€932,800
Cathal Magee	€932,800
David McRedmond	€660,000

Part B Non-Executive Directors	Limit on Liability
Sir Anthony O’Reilly	€132,500
Con Scanlon	€106,000
John Conroy	€75,000
Didier Delepine	€75,000
Irial Finan	€75,000
Kevin Melia	€75,000
Padraig O’Connor	€75,000
Maurice Pratt	€75,000
Donal Roche	€75,000

Part C Retiring Directors	Limit on Liability
Jonathan Nelson	€75,000
Paul Salem	€75,000
John Hahn	€75,000
Biswajit Subramanian	€75,000
Ramez Sousou	€75,000
Niclas Gabran	€75,000

SCHEDULE IV
SELLING RESTRICTIONS

1.             Each of the Sponsor and the Underwriters, severally and not jointly, represents, warrants and agrees with the Company and the Selling Shareholders that it has not offered or sold and will not offer or sell any Shares to persons in the United Kingdom prior to Admission, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the FSMA.

2.             Each of the Sponsor and the Underwriters, severally and not jointly, represents, warrants and agrees with the Company and the Selling Shareholders that it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to Offer Shares in, from or otherwise involving the United Kingdom.

3.             Each of the Sponsor and the Underwriters, severally and not jointly, represents, warrants and agrees with the Company and the Selling Shareholders that it will comply with such requirements, practices and guidelines in any jurisdictions relevant to the Offer (other than, save as set out above or in Section 4 of this Agreement, the federal United States and the United Kingdom) as are customarily complied with as a matter of best practice for an international bank soliciting investors or undertaking an offering in such jurisdiction.

4.             Each of the Sponsor and the Underwriters represents, warrants and agrees with the Company and the Selling Shareholders that:

(a)           (on the assumption that the Company has complied in full with its obligations under Section 6(a)(iv)) it has not offered or sold and will not offer or sell any Offer Shares in Ireland except by means of the Final Listing Particulars or a form of application which, in each case, is first published and issued in the United Kingdom in accordance with the requirements of Section 367(3) of the Irish Companies Act 1963 and which complies with the laws of the United Kingdom;

(b)           any form of application for Offer Shares may only be issued in Ireland if it is accompanied by the Final Listing Particulars or indicates where the Final Listing Particulars can be obtained or inspected;

(c)           it has not offered or sold and will not offer or sell any Offer Shares in or into Ireland which would require a prospectus to be issued under the European Communities (Transferable Securities and Stock Exchange) Regulations 1992 of Ireland and Offer Shares may only be offered to investors for a consideration of at least €40,000 per investor; and

(d)           all applicable provisions of the Irish Companies Act 1963 to 2003, the 1984 Regulations and the Investment Intermediaries Act 1995 of Ireland (as amended) have been, and will be, complied with with respect to anything done in relation to the Offer Shares in, from or otherwise involving Ireland.

5.             Morgan Stanley Securities Limited represents, warrants and agrees with the Company and the Selling Shareholders that it has not offered or sold and will not offer or sell any Offer Shares in Ireland other than to persons in the context of their trades, professions or occupations except shares sold or to be sold on a discretionary basis.

SCHEDULE V
CONDITIONS TO THE GREENSHOE (Subsection 3(d))

The obligations of the Stabilising Manager acting for the Underwriters under this Agreement with respect to the Optional Shares to be delivered at the Stabilisation Time of Delivery shall be subject to the following conditions (save to the extent that any or all of them are waived in writing by the Stabilising Manager):-

(a)           each of the conditions in Section 8 having been satisfied or waived in accordance with Section 8 and, in respect of such of those conditions which have been satisfied, remaining satisfied at the Stabilisation Time of Delivery;

(b)           all representations and warranties of the Company, the Directors and the Selling Shareholders as set out in Section 1 herein being true and accurate as at such Time of Delivery as though (subject to Subsections 1(h) and 1(i)) they had been given and made at such time by reference to the circumstances at such time;

(c)           each of the Company, the Directors and the Selling Shareholders having performed all of its or his respective obligations under this Agreement to be performed prior to such Time of Delivery;

(d)           in the bona fide opinion of the Stabilising Manager, there having been prior to the Stabilisation Time of Delivery no suspension of, or material limitation in, trading in the securities of the Company or any other member of the Group on the ISE or the Luxembourg Stock Exchange (other than as a consequence of a suspension or limitation referred to in part (A) of paragraph (e) below);

(e)           there not having been or occurred on or prior to the Stabilisation Time of Delivery (i) any downgrading in the rating accorded to the debt securities of the Company or any other member of the Group by “any nationally recognised statistical rating organisation” as that term is defined by the SEC for the purposes of Rule 436(g)(2) of the Securities Act or (ii) any such rating agency having publicly announced or given notice to the Company or any other member of the Group  or to any Underwriter that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of the Company or any other member of the Group;

(f)            there not having been or occurred on or prior to the Stabilisation Time of Delivery any of the following: (i) a suspension or material limitation in trading in securities generally on the ISE, the London Stock Exchange, the New York Stock Exchange or NASDAQ; (ii) a general moratorium on commercial banking activities in London, Dublin or New York declared by the relevant authorities, a general moratorium on commercial banking activities declared by the European Central Bank or a material disruption in commercial banking or securities settlement or clearance services in the United Kingdom, Ireland or the United States; (iii) the outbreak or escalation of hostilities, or incidence of terrorist action, involving the United Kingdom, Ireland or the United States or the declaration by the United Kingdom, Ireland or the United States of a national emergency or war; or (iv) the occurrence of any other calamity or crisis; or (v) any change in financial, political or economic conditions or currency exchange rates or controls in the United Kingdom, Ireland, the United States or elsewhere, if in the case of (iii) to (v) above the effect of any such event in the bona fide judgment of the Stabilising Manager makes it impracticable or inadvisable to proceed with the sale of Optional Shares at the Time of Delivery;

(g)           PwC will have furnished to the Underwriters duly signed letters, dated such Date of Delivery, in form and substance satisfactory to the Sponsors and the Joint Global Co-ordinators, to provide comfort on the absence of any material changes in the financial and trading position of the Group and on the matters contemplated in the U.S. Statement of Auditing Standards No. 72 with respect to the financial statements and certain financial information contained in the Listing Particulars;

(h)           the Company and the Greenshoe Shareholders shall have furnished or caused to be furnished to the Stabilising Manager at such Time of Delivery, certificates of officers of the Company and of the Greenshoe Shareholders respectively, in the agreed form, as to the truth and accuracy of the representations and warranties of the Company and the truth and accuracy of the representations and warranties given by the Greenshoe Shareholders in their capacity as Selling Shareholders pursuant to Subsection 1(b), respectively, herein at and as of such Date of Delivery as though they had been given and made at such time by reference to the circumstances at the relevant time and as to the performance by the Company and the Greenshoe Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery;

(i)            the opinions referred to in Subsections 8(c) to 8(h) (inclusive) being re-delivered to the Underwriters, in the agreed form, dated the Stabilisation Date of Delivery;

(j)            admission of Shares not having been terminated or suspended.

If any of the conditions specified in this Schedule V shall not have been fulfilled when and as provided in this Agreement or waived in writing by the Stabilising Manager, all obligations of the parties under this Agreement in relation to the Optional Shares shall forthwith cease to have effect.

Each of the Company and the Greenshoe Shareholders shall use all reasonable endeavours to procure (so far as each has the power to do so) that each of the conditions set out in this Schedule is fulfilled by the Stabilisation Time of Delivery.

ANNEX A

Documents to be delivered to the Sponsors and the Joint Global Co-ordinators on or before the date of this Agreement: Section 6(a)(viii)

1.             A copy of the signed application for listing in relation to the Shares, certified by a Director or the Secretary of the Company.

2.             A copy of the Final Listing Particulars bearing evidence of the formal approval of the ISE and the UKLA, pursuant to the Listing Rules.

3.             Evidence, in a form satisfactory to [Goldman Sachs International], that copies of the Final Listing Particulars have been delivered to the Registrar of Companies for registration pursuant to section 83(1) of the FSMA and to the Registrar for Companies in Ireland pursuant to the European Communities (Stock Exchange) Regulations, 1984 (as amended).

4.             Two copies of the Final Listing Particulars, each signed by all of the Directors of the Company (or by their agents or attorneys duly authorised in writing, in which case, together with a certified copy of any such authorisation).

5.             Two original letters in the agreed form duly signed by the Company, PwC, Freshfields Bruckhaus Deringer and A&L Goodbody in relation to paragraph 2.12 (and, in the case of the Company, paragraph 2.13) of the Listing Rules and dated the same date as the Final Listing Particulars.

6.             Letters to the ISE and the UKLA  signed by each of the Directors of the Company in the terms of paragraph 5.5 of the Listing Rules and dated the same date as the Final Listing Particulars.

7.             Two original letters duly signed by the Company in relation to paragraphs 2.15 and 2.18 of the Listing Rules and dated the same date as the Final Listing Particulars.

8.             Two original letters duly signed by the Company pursuant to paragraphs 2.20 and 6.E.8 (“no significant change”) of the Listing Rules and dated the same date as the Final Listing Particulars.

9.             Two originals of the verification note (including list of documents) and any update thereof duly signed by or on behalf of each Director or by each of the persons responsible for the replies thereto and dated the same date as the Final Listing Particulars.

10.           Two certified copies of the minutes of (i) shareholder meetings adopting resolutions, in the agreed form, restructuring the share capital of the Company in the manner described in Part IX of the Final Listing Particulars; and (ii) the meetings of the Board of Directors of the Company, or a duly authorised committee thereof, approving the Pathfinder Listing Particulars and the Final Listing Particulars and the Offer Price and (where appropriate) the other documents referred to in this Agreement and authorising the steps to be taken by the Company in connection with the offering and issue of the New Shares, including  the execution of this Agreement, in the agreed form.

11.           Two original copies of PwC’s long form report duly signed by PwC and dated the same date as the Final Listing Particulars.

12.           Two original copies of the legal due diligence report of A&L Goodbody duly signed by A&L Goodbody and dated the same date as the Final Listing Particulars.

13.           Two original copies of the legal due diligence report of Arthur Cox on finance leases duly signed by Arthur Cox and dated the same date as the Final Listing Particulars.

14.           Two original copies of the legal due diligence report of Arthur Cox on property duly signed by Arthur Cox and dated the same date as the Final Listing Particulars.

15.           Two original copies of PwC short form report (as incorporated in the Listing Particulars), duly signed by PwC and dated the same date as the Final Listing Particulars.

16.           Two original copies of PwC working capital report, duly signed by PwC and dated the date of this Agreement.

17.           Two certified copies of the registrar’s agreement in the agreed form.

18.           Two certified copies of each of the other documents stated in the Final Listing Particulars as being available for inspection.

19.           Two originals of letters dated the date of the Final Listing Particulars in the agreed form duly signed by PwC:

(a)           confirming the accuracy of certain financial information and non-financial operating data in the Listing Particulars;

(b)           containing confirmations that the working capital statement in the Listing Particulars has been made after due and careful enquiry;

(c)           reporting on the pro forma financial information in the  Listing Particulars;

(d)           providing comfort on there being no significant changes in the financial and trading position of the Group;

(e)           giving PWC’s consent to the inclusion in the Listing Particulars of their report and letters in the form and context in which they are included in the Final Listing Particulars; and

(f)            confirming the independence of the auditors as required by paragraph 3.5 of the Listing Rules.

20.           Two originals of letters, dated the date of the Final Listing Particulars and in the agreed form, duly signed by PwC relating to the Statement of Auditing Standards No. 72, with respect to the financial statements and certain financial information contained in the Final Listing Particulars.

21.           Two certified copies of the senior credit facilities agreement relating to the New Senior Credit Facilities (as defined in the Final Listing Particulars) duly executed by all the parties thereto, provided that the signature page showing the signature of the lender based in the USA will be by way of fax.

22.           Two certified copies of the supplemental indentures relating to the Notes duly executed by all parties thereto.

23.           Two certified copies of the certificate of incorporation, the certificate of re-registration as a public company, the memorandum of association of the Company and the New Articles of Association to be adopted upon Admission.

24.           Two certified copies of the ESOT Agreement and two certified copies of the ESOT Share Application Letter, duly signed by the parties thereto together with two certified copies of minutes of a duly convened meeting of the board of directors of ESOT approving the execution of the same.

25.           Two certified copies of the minutes of the meeting of the Board of Directors of the Company appointing any such Committee as is referred to in paragraph 10 above.

26.           A Formal Notice relating to the publication of the Final Listing Particulars.

In witness whereof this Agreement has been executed under hand by each of the Underwriters, Sponsors and the Company and duly executed as a deed by each of the Selling Shareholders, the Directors and the Retiring Directors on the day and year first before written.

Very truly yours,

eircom Group plc

By:
Name:
Title:

Signed and delivered as a deed by
as attorney acting on behalf Sir Anthony
O’Reilly in the presence of:	(Signature of Attorney)

Witness’s signature:

Name (print):

Occupation:

Address:

Signed and delivered as a deed by Con Scanlon in his capacity as a Director and Part B Selling Shareholder in the presence of:

Witness’s signature:

Name (print):

Occupation:

Address:

Signed and delivered as a deed by Dr. Philip Nolan in the presence of:

Witness’s signature:

Name (print):

Occupation:

Address:

Signed and delivered as a deed by Peter E Lynch in his capacity as a Director and Part B Selling Shareholder in the presence of:

Witness’s signature:

Name (print):

Occupation:

Address:

Signed and delivered as a deed by Cathal Magee in his capacity as a Director and Part B Selling Shareholder in the presence of:

Witness’s signature:

Name (print):

Occupation:

Address:

Signed and delivered as a deed by David McRedmond in his capacity as a Director and Part B Selling Shareholder in the presence of:

Witness’s signature:

Name (print):

Occupation:

Address:

Signed and delivered as a deed by John Conroy in his capacity as a Director and Part B Selling Shareholder in the presence of:

Witness’s signature:

Name (print):

Occupation:

Address:

Signed and delivered as a deed by as attorney acting on behalf of Didier
Delepine in the presence of:	(Signature of Attorney)

Witness’s signature:

Name (print):

Occupation:

Address:

Signed and delivered as a deed by Irial Finan in the presence of:

Witness’s signature:

Name (print):

Occupation:

Address:

Signed and delivered as a deed by Kevin Melia in the presence of:

Witness’s signature:

Name (print):

Occupation:

Address:

Signed and delivered as a deed by Padraic O’Connor in the presence of:

Witness’s signature:

Name (print):

Occupation:

Address:

Signed and delivered as a deed by Maurice Pratt in the presence of:

Witness’s signature:

Name (print):

Occupation:

Address:

Signed and delivered as a deed by Donal Roche in the presence of:

Witness’s signature:

Name (print):

Occupation:

Address:

Signed and delivered as a deed by Brian Montague in the presence of:

Witness’s signature:

Name (print):

Occupation:

Address:

Signed and delivered as a deed by Herb Hribar in the presence of:

Witness’s signature:

Name (print):

Occupation:

Address:

Signed and delivered as a deed
by
as Attorney acting on behalf of each of
PV Investment (Cayman) Limited,
PV (O) Investment (Cayman) Limited,
PV III Investment (Cayman) Limited,
PV III (O) Investment (Cayman) Limited and
Yoghal Trading Limited

in the presence of:	(Signature of Attorney)

Witness’s signature:

Name (print):

Occupation:

Address:

Signed and delivered as a deed by as Attorney acting on behalf of each of EMOF L.L.C. and Knightstown Investor Limited
in the presence of:	(Signature of Attorney)

Witness’s signature:

Name (print):

Occupation:

Address:

Signed and delivered as a deed by as Attorney acting on behalf of Lionheart Ventures (Overseas) Limited
in the presence of:	(Signature of Attorney)

Witness’s signature:

Name (print):

Occupation:

Address:

Signed and delivered as a deed by as Attorney acting on behalf of The Goldman Sachs Group, Inc.
in the presence of:	(Signature of Attorney)

Witness’s signature:

Name (print):

Occupation:

Address:

Signed and delivered as a deed by as Attorney acting on behalf of Hazelview
Limited in the presence of:	(Signature of Attorney)

Witness’s signature:

Name (print):

Occupation:

Address:

Signed and delivered as a deed by as attorney acting on behalf of each of: Jonathan Nelson, Paul Salem, John Hahn, and Biswajit Subramanian
in the presence of:	(Signature of Attorney)

Witness’s signature:

Name (print):

Occupation:

Address:

Signed and delivered as a deed by as attorney acting on behalf of each of: Ramez Sousou and Niclas Gabran
in the presence of:	(Signature of Attorney)

Witness’s signature:

Name (print):

Occupation:

Address:

Accepted as of the date hereof by:

Citigroup Global Markets U.K. Equity Limited

By

Deutsche Bank AG London

By

Goldman Sachs International
(in its capacity as Underwriter and Sponsor)

By

Morgan Stanley Securities Limited

By

Morgan Stanley & Co. International Limited

By

BNP Paribas
Goodbody Stockbrokers
J&E Davy Stockbrokers
Merrill Lynch International
Merrion Stockbrokers Limited

By:
(Attorney)